UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule § 240.14a-12

PDF SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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PDF SOLUTIONS, INC.
333 West San Carlos Street, Suite 1000
San Jose, California 95110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 28, 2013

Time and Date	10:30 a.m. local time, on Tuesday, May 28, 2013.

Place	PDF Solutions, Inc. corporate headquarters located at 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

Items of Business	(1)
The election of one member of the Board of Directors to hold office until the first annual meeting of stockholders that is held after December 31, 2015 or until such director’s respective successor is duly elected and qualified.

(2)
The ratification of  the appointment by the Company’s Audit and Corporate Governance Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

(3)	The advisory approval, by non-binding vote, of the compensation provided to our Named Executive Officers disclosed in this Proxy Statement.

(4)	The approval of the Company’s First Amended and Restated 2011 Stock Incentive Plan to increase the number of authorized shares under such plan.

(5)	To consider such other business as may properly come before the Annual Meeting.

Record Date	You are entitled to vote only if you were a stockholder as of the close of business on April 2, 2013 (the “Record Date”).

Meeting Admission
You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e. in street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee, or nominee, or similar evidence of ownership.

Voting
Your vote is very important. Whether or not you expect to attend the Annual Meeting in person, please vote your shares by either (i) completing and returning the enclosed proxy card in the mail; (ii) using the toll-free telephone number on your proxy card, if you are in Canada, Puerto Rico, or the United States; or (iii) using the Internet by following the instructions on your proxy card. If you vote by telephone or Internet, you do not need to return your proxy card.

Hosting of the materials	Our proxy statement, proxy card and annual report to stockholders for the year ended December 31, 2012 are available at http://ir.pdf.com/sec.cfm.

On behalf of our Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors,

PETER COHN
Secretary

San Jose, California
April 10, 2013

PROXY STATEMENT	1

PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTOR TO THE BOARD	5

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS	9

CORPORATE GOVERNANCE	12

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14

PROPOSAL NO.3: ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION	15

PROPOSAL NO. 4: APPROVAL OF THE FIRST AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24

EQUITY COMPENSATION PLAN INFORMATION	25

EXECUTIVE COMPENSATION	26

COMPENSATION COMMITTEE REPORT	35

SUMMARY COMPENSATION TABLE	36

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2012	38

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2012	40

OPTION EXERCISES AND STOCK VESTED IN THE FISCAL YEAR 2012	41

DIRECTOR COMPENSATION	43

AUDIT AND CORPORATE GOVERNANCE COMMITTEE REPORT	45

APPENDIX A: AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN†

† Appendix A has been filed with the SEC but has not been printed as part of the proxy solicitation materials. Any stockholder who wishes to obtain a copy of Appendix A may do so free of charge from our Internet website at www.pdf.com, by contacting our Investor Relations Department at (408) 283-5606, or through the online EDGAR system at www.sec.gov.

PDF SOLUTIONS, INC.

333 West San Carlos Street, Suite 1000
San Jose, California  95110

PROXY STATEMENT

FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 28, 2013

Our Board is soliciting proxies for our 2013 annual meeting of stockholders.  This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.  Please read it carefully.

The Board set April 2, 2013 as the record date for the Annual Meeting (the “Record Date”).  Stockholders of record who owned our common stock on that date are entitled to vote at and attend the Annual Meeting, with each outstanding share entitled to one vote.  On the record date, there were 29,503,192 shares of our common stock, $0.00015 par value, outstanding.

Voting materials, which include this proxy statement, a proxy card and the 2012 Annual Report, will be mailed to stockholders on or about April 18, 2013.

In this proxy statement:

•	“We,” “us,” “our,” “PDF,” “PDF Solutions,” and the “Company” refer to PDF Solutions, Inc.;

•	“Annual Meeting” means our 2013 annual meeting of stockholders;

•	“Board” or “Board of Directors” means our Board of Directors; and

•	“SEC” means the Securities and Exchange Commission.

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Meeting

The Annual Meeting is being held on Tuesday, May 28, 2013 at 10:30 a.m. local time, at the Company’s headquarters located at 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

All stockholders of record who owned shares of our stock as of the Record Date may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a proxy statement and a proxy card from us because you owned shares of our common stock on the Record Date.  This proxy statement describes matters on which we would like you, as a stockholder, to vote.  It also gives you information on these matters so that you can make an informed decision.

If you sign the proxy card, you appoint Dr. John K. Kibarian, our Chief Executive Officer and President, and Gregory C. Walker, our Vice President, Finance and Chief Financial Officer, or either of them, proxies and attorneys-in-fact to represent you at the Annual Meeting.  Dr. Kibarian and/or Mr. Walker will vote your shares at the Annual Meeting as you have instructed them on the proxy card that you return.  Your shares will be voted whether or not you attend the Annual Meeting.  Even if you plan to attend the Annual Meeting, it is a good idea to, in advance of the Annual Meeting, indicate your preferences on the enclosed proxy card, and then date, sign and return your proxy card, or vote your shares by telephone or via the Internet, just in case your plans change and you are unable to attend the Annual Meeting.

Proposals to be Voted on at the Annual Meeting

You are being asked to vote on the following:

(1)
To elect one member of the Board of Directors to hold office until the first annual meeting of stockholders that is held after December 31, 2015 or until such director’s respective successor is duly elected and qualified.

(2)
To ratify the appointment by the Company’s Audit and Corporate Governance Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

(3)	To approve, by non-binding vote, the compensation provided to our Named Executive Officers disclosed in this Proxy Statement.

(4)	To approve the Company’s First Amended and Restated 2011 Stock Incentive Plan to increase the number of authorized shares under the plan.

(5)	To take action on any other business as may properly come before the 2013 Annual Meeting or any adjournments or postponements thereof.

The Board recommends a vote FOR the director nominee and FOR Proposals 2, 3 and 4.

Voting Procedures

You may vote by mail.

To vote by mail, please indicate your preferences on the enclosed proxy card, date and sign your proxy card and return it in the enclosed, postage-prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you have instructed.

You may vote in person at the Annual Meeting.

We will pass out written ballots to any stockholder who attends the Annual Meeting in person and requests to vote in person.  If your shares are held in “street name” and you wish to vote at the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.  Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank or other nominee, and the stock certificates and record ownership are not in your name.

You may vote by telephone or via the Internet.

If you live in the United States, Puerto Rico, or Canada, you may submit your votes on the proxy by following the “Vote-by-Telephone” instructions on the proxy card.  If you have Internet access, you may submit your proxy from any location in the world by following the “Vote-by-Internet” instructions on the proxy card.

You may revoke your proxy.

If you change your mind after you have returned your proxy card or submitted your proxy by telephone or via the Internet, you may revoke your proxy at any time before the polls close at the Annual Meeting.  You may revoke your proxy by:

•	entering a new vote by telephone, via the Internet or by signing and returning another proxy card at a later date, but before the polls close at the Annual Meeting;

•
providing written notice of the revocation before the Annual Meeting to us at PDF Solutions, Inc., Attention: Corporate Secretary, 333 West San Carlos Street, Suite 1000, San Jose, California, 95110; or

•	voting in person at the Annual Meeting.

Proxy Solicitation

We will pay for the solicitation of proxies. Solicitation of proxies may be made by means of personal calls upon, or telephonic, facsimile or electronic communications with, stockholders or their personal representatives by our directors, officers and employees. Our directors, officers and employees will not receive additional remuneration. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account.  Please sign and return all proxy cards that you have received to ensure that all of your shares are voted.

Quorum Requirement

Shares are counted as “present” at the Annual Meeting if the stockholder either:

•	votes in person at the Annual Meeting; or

•	has properly submitted a proxy card in the mail, or voted by telephone or via the Internet.

The presence (either in person or by proxy) of a majority of our outstanding shares constitutes the quorum required for holding the Annual Meeting and conducting business.

Consequences of Not Returning Your Proxy Card; Broker Non-Votes

If your shares are held in your name, you must return your proxy card in the mail, vote by telephone or via the Internet, or attend the Annual Meeting in person, in order to vote on the proposals.  If your shares are held in “street name” and you do not return your proxy card in the mail, or vote by telephone or via the Internet, your stockbroker may either:

•	vote your shares on routine matters; or

•	leave your shares unvoted.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as the election of directors or a proposal submitted by a stockholder).  If the proposals to be acted upon at the Annual Meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that votes FOR the routine matters, but expressly states that the broker is not voting on non-routine matters.  This is called a “broker non-vote.”  Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.  Because the election of directors is done by a plurality of the votes, broker non-votes will not affect the election of directors.

We encourage you to provide specific instructions to your stockbroker by returning your proxy card or voting by telephone or Internet.  This ensures that your shares will be properly voted at the Annual Meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum, but  will not be counted either in favor of or against any of the proposals and will have the same effect as negative votes.

Required Vote For the Election of Directors

Assuming a quorum of stockholders is represented either in person or by proxy at the Annual Meeting, the nominee receiving the most votes cast will be elected as the Class III director.

Tabulation of the Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare, our transfer agent, and delivered to Rochelle Woodward, our General Counsel.  Mrs. Woodward will act as the Inspector of Elections at the Annual Meeting.  The Inspector of Elections also has the responsibility of determining whether a quorum is present at the Annual Meeting.

Those shares represented by the proxy cards received, marked, dated, and signed or represented by votes cast using the telephone or the Internet, and not revoked, will be voted at the Annual Meeting.  If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice.  Any proxy card which is returned unmarked will be voted FOR the director nominee and FOR Proposals 2, 3 and 4, and in any manner that the proxy holders deem desirable for any other matters that come before the Annual Meeting.  Broker non-votes will count as present for purposes of a quorum, but will not be considered as voting with respect to any matter for which the broker does not have voting authority, including the election of a director.

We believe that the procedures to be used by the Inspector of Elections to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the Annual Meeting.  We will publish the preliminary, or if available, final, voting results in a Current Report on Form 8-K to be filed with the SEC on or before the fourth business day following the date of our Annual Meeting.  If not published in an earlier Current Report on Form 8-K, we will publish the final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the final voting results are known.  You may obtain a copy free of charge from our Internet website at www.pdf.com, by contacting our Investor Relations Department at (408) 283-5606, or through the online EDGAR system at www.sec.gov.

Other Business

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement.  However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Dr. Kibarian and Mr. Walker to vote on such matters at their discretion.

Proposals for Next Year’s Annual Meeting

To have your proposal included in the proxy statement for the 2014 annual meeting of stockholders, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, you must submit your proposal in writing by the date that is 120 calendar days before the anniversary of the date that this year’s proxy statement is “released to stockholders,” or in other words the mailing date.   Thus, assuming that this proxy statement is mailed on or about Thursday, April 18, 2013, your proposal for the 2014 annual meeting of stockholders should arrive at the Company’s office by Thursday, December 19, 2013. Your proposal should be addressed to us at PDF Solutions, Inc., Attention: Corporate Secretary, 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

In addition, our Bylaws provide that a proposal that a stockholder delivers or mails to our principal executive offices not less than 90 days and no more than 120 days prior to the one year anniversary date of this year’s meeting, which will be  May 28, 2014 (the “Anniversary Date”), shall be considered timely received, which means any such proposal would need to be delivered or mailed to us between January 28, 2014 and February 27, 2014.  However, our Bylaws also provide that if the date of the annual meeting of stockholders is more than 30 days prior to, or more than 60 days after the Anniversary Date, and less than 60 days notice of the date of the meeting is given to stockholders, to be timely received the proposal must be received from the stockholder not later than the close of business on the 10th day following the date the meeting date was first publicly announced. If you submit a proposal for the 2014 annual meeting of stockholders after February 27, 2014, or, in the circumstances described above, later than the close of business on the 10th day following the date that 2014 annual meeting of stockholders was first publicly announced, then management has the sole discretion to  present the proposal at the meeting, and the proxies for the 2014 annual meeting of stockholders will confer discretion on the management proxy holders to vote for or against your proposal at their discretion.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 28, 2013
Our proxy materials including our Proxy Statement, 2012 Annual Report on Form 10-K and proxy card are available on the Internet and may be viewed and printed, free of charge, at http://ir.pdf.com/sec.cfm.

PROPOSAL NO. 1:  ELECTION OF CLASS III DIRECTOR

The Board of Directors, upon recommendation from the Nominating Committee of the Board of Directors, has nominated one candidate for election to the Board this year as a Class III director, John Kibarian, Ph.D.  Detailed information about the nominee is provided below.

Nominee for the Class III Director

The Company’s amended and restated bylaws (our “Bylaws”) provide that the number of directors shall be established by the Board or the stockholders of the Company.  The Company’s amended and restated certificate of incorporation provides that the directors shall be divided into three classes, with each class serving for staggered, three-year terms and one class being elected at each year’s annual meeting of stockholders.  The Board has set the number of Directors at six, consisting of three Class I directors, two Class II directors and one Class III director.

The Class III director elected at the Annual Meeting will hold his or her office until the first annual meeting that is held after the fiscal year ending December 31, 2015 or until such director’s successor has been duly elected and qualified.  The terms of the Class I and Class II directors will expire at the annual meeting of stockholders next following the fiscal years ending December 31, 2013 and December 31, 2014, respectively. If any director is unable to stand for re-election, the Board may reduce the size of the Board, designate a substitute or leave a vacancy unfilled.  If a substitute is designated, proxies voting on the original director candidate will be cast for the substitute candidate.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominee named below.  In the event that the Company’s nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill such vacancy.  It is not expected that the nominee listed below will be unable or will decline to serve as a director. The Class III nominee listed below presently serves as a director of the Company and has consented to serve a three-year term.

 Certain individual experience, qualifications, attributes and skills of the below named director that led the Board to conclude that he should be re-nominated as a director are described in  the biography below. The information below was provided by the nominee and the continuing Class I and Class II directors with unexpired terms. There is no family relationship between the continuing directors, executive officers and the Class III nominee.

Nominee for Class III Director:

John Kibarian, Ph.D.

Age	49

Director Since; Class	1992; Class III

Business Experience and Education
Dr. Kibarian is one of our founders and has served as our President since November 1991 and our Chief Executive Officer since July 2000. Dr. Kibarian received a B.S. in Electrical Engineering, an M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

Board Committee Memberships	Member of the Strategic Committee since October 2008.

Qualifications & Attributes
Being a leader of the Company since its founding, Dr. Kibarian brings to our Board an extraordinary understanding of our Company's business, history and organization. Dr. Kibarian's training and education as an engineer, together with his day-to-day leadership and intimate knowledge of our business and operations, helps the Board in developing and executing the Company’s long-term strategy.

Continuing Class I Directors:

Thomas Caulfield, DES

Age	54

Director Since; Class	2006; Class I

Business Experience and Education
Dr. Caulfield is presently the COO at Soraa, Inc. Prior to Soraa, Dr. Caulfield was an Entrepreneur in Residence at Khosla Ventures from March 2012 through April 2012, and Chief Executive Officer of Caitin, Inc. from September 2010 through February 2012. Dr. Caulfield was Chief Operating Officer of Ausra, Inc from October 2009 through March 2012 and Executive Vice President of Sales, Marketing and Customer Satisfaction at Novellus Systems, Inc. from October 2005 through September 2009; and, prior to that, Vice President of Semiconductor Operations at International Business Machines Corporation for 16 years. Dr. Caulfield received a B.S. in Physics from St. Lawrence University and a B.S., M.S., and a DES in Materials Science/Metallurgy from Columbia University.

Board Committee Memberships	Chairman of the Compensation Committee since May 2010. Member of the Audit and Corporate Governance Committee and the Nominating Committee since October 2008.

Qualifications & Attributes
Dr. Caulfield has many years of experience as an executive officer in the semiconductor industry. In addition to bringing industry experience, Dr. Caulfield brings key senior management, leadership, strategic planning and marketing experience to our Board.

R. Stephen Heinrichs

Age	66

Director Since; Class	2005; Class I

Business Experience and Education
Mr. Heinrichs is currently a private investor and a director of Avistar Communications. Most recently, Mr. Heinrichs served as a director of Catapult Communications Corporation from September 2005 through June 2009, when the company was acquired by Ixia, and also served as a director and was the audit committee chairman of Artisan Components, Inc. from January 2003 through 2005, when the company was acquired by ARM Holdings PLC. Prior to his retirement in 2001, Mr. Heinrichs served as Chief Financial Officer of Avistar Communications Corporation, a company he co-founded.

Board Committee Memberships	Chairman of the Audit and Corporate Governance Committee since August 2005. Member of the Compensation Committee, Nominating Committee and Strategic Committee since October 2008.

Qualifications & Attributes
Mr. Heinrichs received a B.S. in Accounting from California State University Fresno. Mr. Heinrichs received his Certified Public Accountant license in December 1971 and has over 40 years of experience in finance and operations through positions he has held with various companies in public accounting and as a corporate officer. The Board has determined that Mr. Heinrichs is the audit committee’s “audit committee financial expert” based on his knowledge and understanding of generally accepted accounting principles and financial statements; experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues relevant to those of the Company; and an understanding of internal control over financial reporting. This financial experience is beneficial to the Company and to Mr. Heinrichs’ role as the Chairman of the Audit and Corporate Governance Committee.

Albert Y.C. Yu, Ph.D.

Age	72

Director Since; Class	2005; Class I

Business Experience and Education
Dr. Yu is active in private venture capital investing and serves on the board of directors of several private technology companies and on the board of directors of Preferred Bank, a public independent commercial bank. Previously, Dr. Yu had been employed with Intel Corporation for almost 30 years until his retirement in 2002. At Intel, he held numerous technical and executive management positions, including Senior Vice President and a member of the Corporate Management Committee, with responsibilities for corporate strategy, microprocessors, chipsets, and software. Dr. Yu received a B.S. from the California Institute of Technology, and an M.S. and Ph.D. from Stanford University, all in electrical engineering.

Board Committee Memberships	Chairman of the Nominating Committee since May 2010. Member of the Compensation Committee since August 2005.

Qualifications & Attributes
Dr. Yu has first-hand managerial experience in large, multinational corporations as well as private venture capital investment companies. Dr. Yu's extensive experience in semiconductor companies enables him to provide invaluable insight regarding the industry in which the Company operates.

Continuing Class II Directors:

Lucio Lanza

Age	68

Director Since; Class	1995; Class II

Business Experience and Education
Mr. Lanza is the Managing Director of Lanza techVentures, an early stage venture capital and investment firm, which he founded in January 2001. Since 2008, he has been a general partner and the chief technology strategist of Radnorwood Capital, LLC, and an investor in public technology companies. Mr. Lanza served as a non-executive director of ARM from December 2004 to May 2010, and serves on the board of directors of several private companies. In August 2010, he joined the board of Harris & Harris Group, a publicly traded venture capital company that invests in nanotechnology and microsystems. Mr. Lanza received a doctorate in electronic engineering from Politecnico of Milan.

Board Committee Memberships	Chairman of the Board since April 2004. Member of the Audit and Corporate Governance Committee since September 2006, and the Strategic Committee since October 2008.

Qualifications & Attributes
Mr. Lanza's extensive operating history in the industry and detailed knowledge of the Company, combined with his experience as a chairman and director of numerous publicly traded and private semiconductor companies, serves the Company well in his role as our Chairman and as a director.

 Kimon Michaels, Ph.D.

Age	46

Director Since; Class	1995; Class II

Business Experience and Education
Dr. Michaels, one of our founders, has served as our Vice President, Products and Solutions since July 2010. Dr. Michaels served as our Vice President, Design for Manufacturability from June 2007 through June 2010. Prior to that, Dr. Michaels served as our Vice President, Field Operations for Manufacturing Process Solutions from January 2006 through May 2007. From March 1993 through December 2005, he served in various vice presidential capacities at PDF. He also served as Chief Financial Officer from November 1995 to July 1998. Dr. Michaels received a B.S. in Electrical Engineering, an M.S. E.C.E. and a Ph.D. E.C.E. from Carnegie Mellon University.

Committee Memberships	None

Qualifications & Attributes
Dr. Michaels provides the Board with unique insight regarding Company-wide issues as an executive of the Company in various leadership capacities and levels of operations, and as a co-founder of the Company. This experience provides the Board with invaluable insight into Company operations.

Vote Required

If a quorum is present at the Annual Meeting, the nominee receiving the highest number of affirmative votes will be elected as a Class III director for the three-year term following the Annual Meeting. Unless marked otherwise, proxies received will be voted FOR the election of  the nominee. If additional people are nominated for election as a director after the date of this proxy statement, the proxy holders intend to vote all proxies received by them in a way that will ensure that the nominee listed above is elected.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE ELECTION OF THE CLASS III DIRECTOR NOMINEE INDICATED ABOVE.

MEETINGS OF THE BOARD OF DIRECTORS AND ATTENDANCE

Board Meetings in 2012	8

Board Committees	Audit and Corporate Governance
Compensation
Nominating
Strategic

Total Committee Meetings in 2012	14 (the number of meetings held by each committee is set forth below)

Director Attendance in 2012
Each incumbent Board member attended 75% or more of the meetings of the Board and the committees on which he served, held during the period for which he was a director or committee member. At our 2012 annual meeting of stockholders, all directors were present either in person or by telephone and are expected to attend the 2013 Annual Meeting, unless an emergency or unavoidable conflict prevents them from doing so.

BOARD COMMITTEES

The following table provides additional information regarding the committees of our Board of Directors during fiscal 2012:

Name of Committee and Members	Principal Functions of the Committee	Number of Meetings in Fiscal 2012
Audit and Corporate Governance Committee Mr. Heinrichs (Chair) Mr. Lanza Dr. Caulfield	• Recommends the engagement of the independent registered public accounting firm. • Monitors the effectiveness of our internal and external audit efforts. • Monitors and assesses the effectiveness of our financial and accounting organization and the quality of our system of internal accounting controls. • Oversees all aspects of the Company’s corporate governance functions on behalf of the Board and makes recommendations on corporate governance issues. • Committee charter posted at http://www.pdf.com/ir-governance.	8

Compensation Committee Dr. Caulfield (Chair) Mr. Heinrichs Dr. Yu	• Establishes and administers our policies regarding annual executive salaries and cash incentives and long-term equity incentives. • Assists with the administration of our stock incentive and purchase plans. • Committee charter posted at http://www.pdf.com/ir-governance.	6

Nominating Committee Dr. Yu (Chair) Dr. Caulfield Mr. Heinrichs	• Identifies, reviews and evaluates candidates to serve as directors. • Makes other recommendations to the Board regarding affairs related to the directors of the Company. • Committee charter posted at http://www.pdf.com/ir-governance.	-

Strategic Committee Dr. Kibarian Mr. Lanza Mr. Heinrichs	• Investigates and evaluates strategic alternatives with respect to the Company, including without limitation, possible strategic partnerships, partnering arrangements, joint ventures, licensing, merger, or other similar extraordinary transactions involving the Company and its subsidiaries.	-

In addition to the Board and committee meetings noted above, the Board and certain of the committees also acted by unanimous written consent in the conduct of its business.

COMPENSATION COMMITTEE

As summarized above, and as more fully set forth in the charter to the Compensation Committee approved by the Company’s Board of Directors, the Compensation Committee has the authority to determine the amount and form of compensation paid to the Company’s executive officers, officers, employees, consultants and advisors and to review the performance of such persons in order to determine appropriate compensation, as well as to establish the Company’s general compensation policies and practices and to administer plans and arrangements established pursuant to such policies and practices. The Committee will also periodically review and make recommendations to the Board as to compensation for the non-employee directors of the Board.  We have included a more detailed discussion of the Company's executive compensation program, its objective and the process we undergo to set and review our compensation determinations starting on page 26 of this Proxy Statement. In addition, page 12 of this Proxy Statement includes the Compensation Committee’s risk management review of the Company’s compensation policies and practices in fiscal year 2012 under the heading “Risk Assessment of Compensation Policies”.  Each member of the Compensation Committee is an independent director under applicable NASDAQ listing standards, an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 as amended (the “Exchange Act”).

The Committee has exclusive authority to determine the amount and form of compensation paid to the Company’s Chief Executive Officer, and to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate the Chief Executive Officer in a manner consistent with its determinations.  With respect to “executive officers” (as defined in Rule 3b-7 under the Exchange Act) and “officers” (as defined in Rule 16a-1(f) under the Exchange Act) of the Company, other than the Company’s Chief Executive Officer(“Other Executive Officers”), the Committee has authority to determine the amount and form of compensation paid to the Other Executive Officers, and to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate the Other Executive Officers in a manner consistent with its determinations. Except as set forth below, the Compensation Committee retains and does not delegate any of its power to determine matters of executive and director compensation, although it may from time to time delegate its authority on the matters with regards to non-officer employees and consultants of the Company to our Chief Executive Officer and other appropriate Company supervisory personnel.

The Compensation Committee also has authority to select, engage, compensate and terminate compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist the Compensation Committee in carrying out its responsibilities and functions as set forth herein.

NOMINATING COMMITTEE EVALUATION OF BOARD NOMINEES

The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. If any member of the Board does not wish to continue in service, if the Board decides not to re-nominate a member for re-election or if the Board decides to increase the size of the Board, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the philosophy explained above. Current members of the Nominating Committee are polled for suggestions as to individuals meeting the philosophy of the Nominating Committee. To date, the Company has not engaged third parties to identify, evaluate or assist in identifying potential nominees, but the Company may in the future retain a third party search firm.

Once the Nominating Committee has identified a prospective nominee or if it has received a recommendation from a stockholder, the Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating Committee concerning the prospective candidate, as well as the Nominating Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating Committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee's background and experience. The Nominating Committee then evaluates the prospective nominee, taking into account the following:

•	the independence of the proposed director within the meaning of the listing standards of The Nasdaq Stock Market;

•	diversity of experience and background of the proposed director, including the need for financial, business, academic, public sector or other expertise on our Board of Directors or its committees; and

•	current composition of the Board, the balance of management and independent directors.

In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominee and, if warranted, one or more members of the Nominating Committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees.

Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director in accordance with Section 2.5 of the Bylaws at the following address:

Board of Directors (or Nominating Committee, or name of individual director)

PDF Solutions, Inc.
Attention: Corporate Secretary
333 West San Carlos Street, Suite 1000
San Jose, California 95110

DIRECTOR INDEPENDENCE

The Company has adopted standards for director independence in accordance with NASDAQ Listing Rules and SEC rules.  An “independent director” means a person, other than an officer or employee of the Company or its subsidiaries, or any other individual having a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  To be considered independent, the Board must affirmatively determine that neither the director nor an immediate family member has had any direct or indirect material relationship with the Company within the last three years.

The Board considered relationships, transactions or arrangements with each of the directors, including relationships and transactions discussed in “Certain Relationships and Related Transactions,” in this Proxy Statement and concluded that none of the current non-employee directors has any relationships with the Company that would impair his independence.  The Board has determined that each member of the Board, other than Dr. Kibarian and Dr. Michaels, is an independent director under applicable NASDAQ Listing Rules and SEC rules.  Dr. Kibarian and Dr. Michaels did not meet the independence standards because they are employees of the Company.

The Board has determined that:

•	all directors who serve on the Audit and Corporate Governance, Compensation, and Nominating Committees are independent under the NASDAQ Listing Rules and SEC rules; and

•
all members of the Audit and Corporate Governance Committee meet the additional independence requirement and they do not directly or indirectly receive compensation from the Company other than their compensation as directors.

The independent directors meet regularly in executive sessions without the presence of the non-independent directors or members of the Company’s management, and in any event, not less than twice per year during regularly scheduled Board meeting days and from time to time as they deem necessary or appropriate.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership Structure

The Board has determined that the positions of Chairman of the Board and Chief Executive Officer should be held by different persons. In addition, the Board believes that the Chairman should not be an employee. Since April 2004, our Chairman has been Lucio L. Lanza. The Chairman of the Board is responsible for coordinating the Board’s activities, including the scheduling of meetings of the full Board, scheduling executive sessions of the non-employee directors and setting relevant items on the agenda (in consultation with the Chief Executive Officer as necessary or appropriate). The Board believes this leadership structure has enhanced the Board’s oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance compared to a combined Chairman/Chief Executive Officer leadership structure.

Board Role in Risk Oversight

The Board of Directors plays a significant role in providing oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of the Company’s enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit and Corporate Governance Committee primary responsibility for the oversight of risk related to the Company’s financial statements and processes and responsibility for the oversight of risk related to the Company’s corporate governance practices.  The Board has also determined that the Company’s internal audit function should report directly to the Audit and Corporate Governance Committee. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to (1) the Company’s compensation policies and practices and (2) administering the Company’s equity compensation plan(s). Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.

RISK ASSESSMENT OF COMPENSATION POLICIES

The Compensation Committee, with the assistance of management, conducted a risk assessment of the Company's compensation policies and practices in fiscal year 2012 and concluded that they do not motivate imprudent risk taking. In this regard, the Company notes that:

•	the Company’s annual incentive compensation is based on balanced performance metrics that promote disciplined progress towards Company goals;

•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

•	the Company’s long-term incentives do not drive high-risk investments at the expense of long-term Company value;

•	the Company’s compensation programs are weighted towards cash, and the equity component does not promote unnecessary risk taking; and

•
the Company’s compensation is limited to reasonable and sustainable levels, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies.

The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model.  Based on this assessment, the Board concluded that it has a balanced pay and performance program that does not promote excessive risk taking.

CORPORATE GOVERNANCE POLICES

The Company provides information on its website about its corporate governance policies, including the Company’s Code of Ethics, which applies to all employees, officers and directors, including the Company’s principal executive officer and principal financial officer, and charters for the three standing committees of the Board (Audit and Corporate Governance, Compensation, and Nominating).  These materials can be found at www.pdf.com under the “Governance” link on the “Investor” tab. The Company's website address provided is not intended to function as a hyperlink, and the information on the Company's website is not, and should not be considered, part of this Proxy statement and is not incorporated by reference herein.

Investors may also request free printed copies of the Code of Ethics and committee charters by sending inquiries to us at PDF Solutions, Inc., Attention: Investor Relations, 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

The Company’s policies and practices reflect corporate governance initiatives that are compliant with NASDAQ continued listing requirements and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	a majority of the Board are independent as defined in the NASDAQ Listing Rule 5605(a)(2);

•
all members of the standing committees of the Board (the Audit and Corporate Governance Committee, the Compensation Committee and the Nominating Committee) are independent as the term is defined under the NASDAQ Listing Rules;

•	the independent members of the Board meet at least twice per year in execution sessions without the presence of management;

•
the Company has an ethics hotline available to all employees, and the Company’s Audit and Corporate Governance Committee has procedures for the anonymous submission of employee complaints on accounting, internal controls, auditing or other related matters; and

•
the Company has adopted a Code of Ethics that applies to all of its employees, including its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer, as well as to members of the Board.

Stockholders Communications

Our Board welcomes all communications from our stockholders.  Stockholders may send communications to the Board or any director of the Board in particular, at the following address: PDF Solutions, Inc., Attention: Investor Relations, 333 West San Carlos Street, Suite 1000, San Jose, California 95110.  Any correspondence addressed to the Board or to any one of our directors of the Board sent in care of our corporate offices is reviewed by our Investor Relations department and presented to the Board at its regular meetings.

PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Corporate Governance Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  In the event that ratification of this selection of auditors is not approved by a majority of the shares of common stock voting at the Annual Meeting in person or by proxy, the Audit and Corporate Governance Committee will have the responsibility of selecting the Company’s auditors.

Even if the selection is ratified, the Audit and Corporate Governance Committee in its discretion may select a different registered public accounting firm at any time to be the independent registered public accounting firm for the fiscal year ending December 31, 2013 if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of PwC is expected to be present at the Annual Meeting.  This representative will have an opportunity to make a statement and will be available to respond to questions.

Principal Accountant Fees and Services

The table below shows the fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our financial statements for 2012 and 2011, and fees billed for other services rendered by PwC for those periods:

Fee Category	Fiscal 2012 Fees	Fiscal 2011 Fees
Audit Fees (1)	$791,100	$1, 200, 400
Audit-Related Fees (2)	$10,000	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$801,100	$1, 200, 400

(1)	Represents the aggregate fees for professional services rendered in connection with the annual audit of financial statements and internal controls over financial reporting.

(2)	Fees related to technical accounting consultations.

Policy on Audit and Corporate Governance Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Corporate Governance Committee's policy is to pre-approve all audit and permissible non-audit services provided by PwC. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to an initial estimated budget. PwC and Company management are required to periodically report to the Audit and Corporate Governance Committee regarding the extent of services provided by PwC in accordance with this pre-approval, and the fees performed to date. The Audit and Corporate Governance Committee may also pre-approve particular services on a case-by-case basis.

All services provided by PwC during the fiscal years ended December 31, 2011 and 2012 were approved by the Audit and Corporate Governance Committee in accordance with our pre-approval policy and applicable SEC regulations.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

PROPOSAL NO. 3:  ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICERS' COMPENSATION

At our 2011 annual meeting, a majority of our stockholders recommended that an advisory resolution with respect to the Company’s compensation program of our Named Executive Officers (a “say-on-pay”) be presented to the Company’s stockholders every year.  Our Board of Directors adopted the stockholders’ recommendation for the frequency of the “say-on-pay” vote, and accordingly, we are requesting your advisory approval of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion set forth on pages 26 to 43 of this Proxy Statement.

As more fully described in this Proxy Statement under the heading “Compensation Discussion and Analysis,” the Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability, to align incentives with the Company’s fiscal performance, to reward officers’ individual performance against objectives that achieve the Company’s strategy and the creation of long-term value for stockholders and to provide a balanced approach to compensation that properly aligns incentives with Company performance and stockholder value and does not promote inappropriate risk taking. Accordingly, the compensation of our Named Executive Officers is based in large part upon the financial achievement of the Company.

We believe we utilize a well-proportioned mix of security-oriented compensation, retention benefits and at-risk compensation which produces both short-term and long-term performance incentives and rewards.

The Compensation Committee and the Board of Directors believe that the design of our executive compensation program, and hence the compensation awarded to our Named Executive Officers under the current program, fulfills the objectives set forth above.

We encourage you to carefully review the “Compensation Discussion and Analysis” of this Proxy Statement for additional details on our executive compensation, including PDF’s compensation philosophy and objectives, as well as the processes our Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers in fiscal year 2012.

We are asking you to indicate your support for the compensation of our Named Executive Officers as described in this Proxy Statement.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.  Accordingly, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the 2012 compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The results of your approval are advisory, which means the outcome of this proposal is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors.

Required Vote

So long as a quorum is present (in person or by proxy) at the Annual Meeting, a majority of the votes cast at the Annual Meeting is required to approve this proposal.  Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the advisory approval of the Company’s compensation of our Named Executive Officers, as disclosed in this proxy statement.

Recommendation of the Board

THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4:  APPROVAL OF THE FIRST AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

At our 2011 Annual Meeting of Stockholders, the stockholders approved the Company’s 2011 Stock Incentive Plan (the “2011 Plan”) that would expire on November 15, 2021.

At this 2013 Annual Meeting, we are asking stockholders to approve a First Amended and Restated 2011 Stock Incentive Plan (the “First Amended 2011 Plan”) to increase the number of shares reserved for awards under it to a total of 4,800,000 shares, which is an increase of an additional 1,600,000 shares.  The number of shares initially reserved for future awards under the 2011 Plan was 3,200,000.  As of April 1, 2013, there were 1,572,382 shares subject to outstanding grants and 1,735,743 shares remaining available for future grants under the 2011 Plan. The First Amended 2011 Plan would result in 3,335,743 shares being available for future awards based on the shares available for future awards under the 2011 Plan as of April 1, 2013. If approved by our stockholders, the First Amended 2011 Plan will take effect on May 28, 2013 and will continue through May 27, 2023.

On April 4, 2013, our Board of Directors adopted the First Amended 2011 Plan, subject to the approval of the stockholders. The Board of Directors believes that the number of shares currently available for future awards is inadequate to achieve the purpose of the plan, which is to attract and retain the best possible individuals to promote our success. The First Amended 2011 Plan is identical to the 2011 Plan – other than with respect to the increase in reserved shares, the extension to the term, and a clarification that shares subject to stock options or similar awards granted under the Company’s 2001 Stock Option Plan (the “2001 Plan”) that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2001 Plan that are forfeited to or repurchased by the Company on or after November 16, 2011, when the 2011 Plan was approved by Stockholders, are also included in the shares added to the share reserve, as each such item is described herein. The Board of Directors believes that the ability to continue to distribute equity awards under the First Amended 2011 Plan is important for our continued growth and success.

 As of April 1, 2013, the fair market value of a share of Company common stock (based on the closing price of the Company’s common stock) was $15.30.

Promotion of Good Corporate Governance Practices

The First Amended 2011 Plan was designed to include a number of best practice provisions that we believe reinforce the alignment between our stockholders’ interests and equity compensation arrangements for employees, non-employee directors and contractors. These provisions include, but are not limited to the following:

•	No Evergreen Provision. There is no “evergreen” feature providing for the annual replenishment shares of reserved for issuance under the First Amended 2011 Plan.

•
No Repricing Without Stockholder Approval. The First Amended 2011 Plan does not authorize, without stockholder approval,  the “repricing” of a stock option or stock appreciation right  by reducing the exercise price of such award or exchanging such awards for cash, other awards or  new stock option or stock appreciation rights at a reduced exercise price.

•
No Automatic Single-Trigger Acceleration upon a Change of Control.  There is no provision for the automatic acceleration of unvested awards upon a change of control.  The applicable merger agreement may provide for acceleration of awards and the administrator has discretion to provide for acceleration upon a change of control with a related termination of employment.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Board.

•
No Discounted Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of the grant.

•	Performance-Based Grants. We align a significant portion of our annual equity awards to employees and non-employee directors with Company performance.

•
Fungible Share Reserve. To manage dilution, the shares reserved for issuance under the First Amended 2011 Plan will be reduced by 1.33 shares for every share issued as a stock grant or pursuant to a stock unit.

Burn Rate Commitment

To continue to manage and control the amount of our common stock used for equity compensation, on October 6, 2011, our Board adopted a resolution committing to stay below a 3-year average maximum burn rate for fiscal years 2011 through 2013. For 2013, this burn rate commitment requires us to limit the number of shares that we grant subject to awards during 2013 to no more than an annual average of 6.64% of our outstanding common stock, which is equal to the median burn rate plus one standard deviation for the Russell 3000 companies in our Global Industry Classification Standards Peer Group (Semiconductor and Semiconductor Equipment), as published by Institutional Shareholder Service, Inc. (ISS) in 2010. Our annual average burn rate is calculated as the number of shares subject to awards (including stock options, stock appreciation rights, stock grants and stock units) granted during our fiscal year (although for purposes of this analysis the number of shares subject to performance units and performance shares will be counted in the fiscal year that they are earned instead of the fiscal year in which they are granted) divided by our weighted average common stock for each fiscal year, both as reported in our periodic filings with the SEC. Awards that are settled in cash, awards that are granted pursuant to stockholder approved exchange programs, awards sold under our employee stock purchase plan and awards issued, assumed or substituted in acquisitions are excluded from our burn rate calculation. For purposes of our calculation, each share subject to a full value award (i.e. stock grants, stock units, performance shares and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) is counted as more than one share on the following schedule: (a) 1.5 shares if our annual common stock price volatility is 54.6% or higher; (b) 2.0 shares if our annual common stock price volatility is between 36.1% and 54.6%; (c) 2.5 shares if our annual common stock price volatility is between 24.9% and 36.1%; (d) 3.0 shares if our annual common stock price volatility is between 16.5% and 24.9%; (e) 3.5 shares if our annual common stock price volatility is between 7.9% and 16.5%; and (f) 4.0 shares if our annual common stock price volatility is less than 7.9%.

 Description of the First Amended 2011 Plan

The material features of the First Amended 2011 Plan are outlined below. This summary does not purport to be a complete description of all of the provisions of the First Amended 2011 Plan and is qualified in its entirety by reference to the complete text of the First Amended 2011 Plan. Stockholders are urged to read the actual text of the First Amended 2011 Plan in its entirety, a copy of which has been filed with the SEC as Appendix A to this proxy statement. Any stockholder who desires to obtain a copy of the First Amended 2011 Plan may do so by written request to the Company’s Secretary at PDF Solutions, Inc., Attention: Corporate Secretary, 333 West San Carlos Street, Suite 1000, San Jose, California, 95110.

 Eligibility and Types of Awards

 Only employees, non-employee directors and independent contractors shall be eligible to participate in the First Amended 2011 Plan. Upon the adoption of the First Amended 2011 Plan approximately 339 employees (including executive officers), 4 non-employee directors and 7 contractors will be eligible to participate in the First Amended 2011 Plan.

The terms of the First Amended 2011 Plan provide for discretionary incentive awards in the form of options (which may be incentive stock options or nonstatutory stock options), stock appreciation rights, stock grants and stock units (collectively, the “Awards”).

Administration of the 2011 Plan

The Board or a committee appointed by the Board shall administer the First Amended 2011 Plan.  Any such committee shall generally be composed of directors who qualify as non-employee directors under Rule 16-3 of the Exchange Act or outside directors for purpose of Section 162 (m) of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the provisions of the First Amended 2011 Plan, the administrator of the First Amended 2011 Plan shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the First Amended 2011 Plan, including, not limited to determining the type, number, vesting requirements and other features and conditions of such Awards; amending any outstanding Awards; accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate within the terms the First Amended 2011 Plan allows; interpreting the First Amended 2011 Plan and any Award agreement; correcting any defect, supplying any omission or reconciling any inconsistency in the First Amended 2011 Plan or any Award agreement; adopting such rules or guidelines as it deems appropriate to implement the First Amended 2011 Plan; making all other decisions relating to the operation of the First Amended 2011 Plan; and adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company, its parent, or its subsidiaries and affiliates who reside outside of the United States.

All awards under the First Amended 2011 Plan will be made at the discretion of the First Amended 2011 Plan administrator. Therefore, the benefits and amounts that will be received or allocated under the First Amended 2011 Plan are not determinable.

Share Reserve

The stock issuable under the First Amended 2011 Plan shall be authorized but unissued shares or treasury shares.  The aggregate number of shares reserved for Awards under the First Amended 2011 Plan is 4,800,000 shares.  In addition, any shares subject to stock options or similar awards granted under the 2001 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to Awards granted under the 2001 Plan that are forfeited to or repurchased by the Company on or after November 16, 2011, when the 2011 Plan was approved by stockholders, shall be added to the First Amended 2011 Plan share reserve and shall become available for issuance pursuant to the First Amended 2011 Plan, with the maximum number of such shares to be added to the First Amended 2011 Plan pursuant to such terminations, forfeitures and repurchases not to exceed 3,500,000 shares.  As of December 31, 2012, there were 266,263 such shares added to the 2011 Plan.  In the case of Awards other than stock options or stock appreciation rights, the aggregate number of shares reserved under the First Amended 2011 Plan will be decreased at a rate of 1.33 per share issued pursuant to each such Award.

If Awards are forfeited or are terminated for any reason before vesting or being exercised, then the shares underlying such Awards will again become available for Awards under the First Amended 2011 Plan (for purposes of clarity, if the share reserve is reduced by 1.33 shares per share subject to Awards granted under the First Amended 2011 Plan other than options or stock appreciation rights, then the share reserve shall be increased by 1.33 times the number of shares subject to such Awards that are so forfeited or terminated).  Further, if shares acquired pursuant to any such Award, are forfeited to or repurchased by the Company such shares shall return to the First Amended 2011 Plan and again be available for issuance pursuant to the First Amended 2011 Plan, provided that in the case of Awards, other than options or stock appreciation rights 1.33 times the number of shares so forfeited or repurchased will return to the First Amended 2011 Plan and will again become available for issuance. Stock appreciation rights to be settled in shares shall be counted in full against the number of shares available for issuance under the First Amended 2011 Plan, regardless of the number of shares issued upon settlement of the stock appreciation rights.  Shares subject to a stock option or stock appreciation right that are retained by the Company to pay withholding taxes shall be deducted from the First Amended 2011 Plan share reserve and shall not become available again for issuance under the First Amended 2011 Plan.  Shares subject to Awards other than a stock option or stock appreciation right that are retained by the Company to pay withholding taxes shall not be deducted from the First Amended 2011 Plan share reserve and shall become available again for issuance under the  First Amended 2011 Plan. Shares subject to a stock option that are deducted by the Company to pay the exercise price of the stock option shall be deducted from the First Amended 2011 Plan share reserve and shall not become available again for issuance under the First Amended 2011 Plan. If Awards are settled in cash, the shares that would have been delivered had there been no cash settlement shall not be counted against the shares available for issuance under the First Amended 2011 Plan.

In the event of a subdivision of the outstanding shares, a declaration of a dividend payable in shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the price of shares, a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, a recapitalization, a spin-off or a similar occurrence, the First Amended 2011 Plan administrator will make such adjustments as it, in its sole discretion, deems appropriate o the number of shares and kind of shares or securities issuable under the First Amended 2011 Plan (on both an aggregate and per-participant basis) and under each outstanding Award, to the per-participant Award limits, and to the exercise price of outstanding stock options and stock appreciation rights.

Share Limits

No participant in the First Amended 2011 Plan shall receive stock options and stock appreciation rights, stock grants and stock units during any fiscal year of the Company covering in excess of 1,000,000 shares per Award type. The aggregate maximum number of Shares that may be issued in connection with incentive stock options under the First Amended 2011 Plan shall be 1,000,000 Shares.

Terms and Condition of Awards

In the case of stock options, each stock option granted under the First Amended 2011 Plan shall be evidenced and governed by a stock option agreement between the grantee and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the grantee.  The stock option agreement or the online grant summary to which such agreement refers shall specify whether the option is an incentive stock option or a non-qualified stock option, the number of shares granted, the exercise price, the vesting schedule, exercisability and the term.  Unless provided otherwise by the administrator, stock options granted under the First Amended 2011 Plan (a) for newly-hired employees or independent contractors will generally vest at the rate of 1/4th of the total number of shares subject to the options on the first anniversary of the date of grant and 1/48th of the total number of shares subject to the options each month thereafter; and, (b) for annual refresh Awards will generally vest at the rate of 1/48th of the total number of shares subject to the options each month after the date of grant; provided, in each case, that such optionee’s service has not terminated prior to any vesting date. Under the First Amended 2011 Plan, the stock option exercise price must be paid at the time the shares are purchased and may generally be made in cash (including by check, wire transfer or similar means), by cashless exercise, by surrendering or attesting to previously acquired shares of Company common stock, or by any other legal consideration.

In the case of stock appreciation right, each stock appreciation right granted under the First Amended 2011 Plan shall be evidenced by an agreement between the participant and the Company, which will generally be delivered online by the Company or its designated third party broker and accepted online by the participant. Such stock appreciation right shall be subject to all applicable terms of the First Amended 2011 Plan and may be subject to any other terms that are not inconsistent with the First Amended 2011 Plan.  A stock appreciation right agreement may provide for a maximum limit on the amount of any payout notwithstanding the fair market value on the date of exercise of the stock appreciation right. Each stock appreciation right agreement or the online grant summary to which such agreement refers shall specify the number of shares to which the stock appreciation right pertains, the exercise price, exercisability and the term.  The First Amended 2011 Plan administrator may determine vesting provisions, if any, in its sole discretion.

In the case of stock grants, a stock grant may be awarded in combination with non-qualified stock options, and such an Award may provide that the stock grant will be forfeited in the event that the related non-qualified stock options are exercised. Each stock grant awarded under the First Amended 2011 Plan shall be evidenced and governed by a stock grant agreement between the participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the participant. The holder of a stock grant awarded under the First Amended 2011 Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.   The stock grant agreement or the online grant summary to which such agreement refers shall specify the number of shares granted and the vesting conditions and schedule in the event any shares subject to the Award are restricted and subject to vesting. Unless provided otherwise by the administrator and except as set forth otherwise with respect to performance-based awards, stock grants awarded under the First Amended 2011 Plan (a) for newly-hired employees or independent contractors will generally vest at the rate of 1/4th of the total number of shares subject to the Award on the first anniversary of the date of grant and 1/8th of the total number of shares subject to the Award every six months thereafter; and, (b) for annual refresh awards will generally vest at the rate of 1/8th of the total number of shares subject to the Award every six months after the date of grant; provided, in each case, that such participant’s service has not terminated prior to any vesting date.

In case of stock units, each stock unit granted under the First Amended 2011 Plan shall be evidenced by a stock unit agreement between the participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the participant.  Each stock unit agreement shall specify the number of shares to which the stock unit pertains, and the vesting conditions for Awards. The holders of stock units shall have no voting rights. A holder of stock units shall have no rights other than those of a general creditor of the Company.    The First Amended 2011 Plan administrator may determine vesting provisions in its sole discretion.

In all cases, except as otherwise provided in the applicable agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no Awards shall be transferable by the grantee other than by will or by the laws of descent and distribution.  No Awards or interest therein may be assigned, pledged or hypothecated by the grantee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. Unless otherwise provided by the First Amended 2011 Plan administrator, Awards will generally expire 90 days (inclusive) following the termination of service for any reason other than cause, death or disability and 6 months following a termination of service for death or disability.

Performance Goals

 Awards under the First Amended 2011 Plan may be made subject to performance conditions as well as time-vesting conditions. Such performance conditions may be established and administered in accordance with the requirements of Code Section 162(m) for Awards intended to qualify as “performance-based compensation” thereunder. To the extent that performance conditions are applied to Awards under the First Amended 2011 Plan intended to qualify as performance-based compensation under Code Section 162(m), such performance conditions shall be based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the First Amended 2011 Plan administrator in accordance with Code Section 162(m): (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings, each with respect to the Company and/or one or more of its parent, subsidiaries, affiliates or operating units.  Awards issued to persons who are not Code Section 162(m) covered employees may take into account other factors.

Effect of a Change in Control

The First Amended 2011 Plan provides that in the event of a change in control, outstanding Awards shall be subject to the applicable agreement of merger or reorganization and that such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the participant.  Additionally, under the First Amended 2011 Plan, the administrator may determine, at the time of grant of an Award or thereafter, that such Award shall become vested and exercisable, in full or in part, in the event that the Company is party to a change in control and a First Amended 2011 Plan participant is terminated in connection with or within a set time following such change in control.  To the extent not previously exercised or settled, options, stock appreciation rights and stock units shall terminate immediately prior to the dissolution or liquidation of the Company.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide as to federal income tax consequences under current U.S. tax law of participation in the First Amended 2011 Plan and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the First Amended 2011 Plan. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change and a taxpayer's particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants have been advised to consult their own tax advisors with respect to the tax consequences of participating in the First Amended 2011 Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For non- statutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (2-years from the date of grant and 1-year from the date of exercise). If the shares are not held for the legally-required period, the participant will generally recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

For stock Awards subject to vesting, or restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the Award, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any).

For Awards of stock units, a participant is not deemed to receive any taxable income at the time an Award of stock units is granted. Instead, when the stock units vest and are settled, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received.

At the discretion of the First Amended 2011 Plan administrator, the First Amended 2011 Plan allows a participant to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an Award by electing to have shares withheld, and/or by delivering to the Company already-owned shares.

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any Award is subject to withholding taxes (generally not applicable to incentive stock options) and the Company is allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the Company’s three most highly compensated executive officers (other than the Company’s chief executive officer and chief financial officer). The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if such compensation qualifies as “performance-based compensation” by complying with certain conditions imposed by the Code Section 162(m) rules (including the establishment of a maximum number of shares with respect to which Awards may be granted to any one employee during one fiscal year) and if the material terms of such compensation are disclosed to and approved by the Company's stockholders (e.g., see Performance Goals above). Because of the fact-based nature of the performance-based compensation exception under Code Section 162(m) and the limited availability of binding guidance thereunder, the Company cannot guarantee that the Awards under the First Amended 2011 Plan will qualify for exemption under Code Section 162(m).  However, the First Amended 2011 Plan is structured with the intention that the First Amended 2011 Plan administrator will have the discretion to make Awards under the First Amended 2011 Plan that would qualify as “performance-based compensation” and be fully deductible.  Accordingly, the Company is seeking stockholder approval of the First Amended 2011 Plan to comply with Code Section 162(m).

Required Vote

So long as a quorum is present (in person or by proxy) at the Annual Meeting, a majority of the shares votes cast at  the Annual Meeting is required to approve this proposal. Unless otherwise instructed, the proxy holders will vote the proxies they receive FOR the approval of the First Amended and Restated 2011 Stock Incentive Plan.

Recommendation of the Board
THE BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE APPROVAL OF THE FIRST AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth the beneficial ownership, as of April 1, 2013, of (i) each person known to us to be the beneficial holder of more than 5% of our outstanding common stock, (ii) each director and each director nominee, (iii) each Named Executive Officer identified in the Summary Compensation Table on page 36 of this Proxy Statement, and (iv) all executive officers and directors as a group.  Except as otherwise indicated, the address for each person listed as a director or executive officer is c/o PDF Solutions, Inc., 333 West San Carlos Street, Suite 1000, San Jose, California 95110.  The Company has relied upon information provided to the Company by its directors and Named Executive Officers and copies of documents sent to the Company that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)(2)
5% Stockholders:
Concept Capital Markets, LLC	3,334,571	11.3
1010 Franklin Avenue
Garden City, NY 11530 (3)

FMR LLC	2,407,658	8.2
82 Devonshire Street
Boston, Massachusetts 02109 (4)

John K. Kibarian	2,512,474	8.5

Kimon W. Michaels (5)	1,526,728	5.2

Samjo Capital LLC	2,275,000	7.7
1325 Avenue of the Americas, 26th Floor
New York, New York 10019 (6)

T. Rowe Price Associates, Inc.	2,083,301	7.1
100 E. Pratt Street
Baltimore, Maryland 21202 (7)

Directors and Named Executive Officers:
John K. Kibarian	2,512,474	8.5
Kimon W. Michaels (5)	1,526,728	5.2
Lucio L. Lanza (8)	665,349	2.3
R. Stephen Heinrichs (9)	200,609	*
Cornelis (Cees) Hartgring (10)	144,870	*
Thomas Caulfield (11)	71,492	*
Gregory C. Walker (12)	66,438	*
Albert Y.C. Yu (13)	31,517	*
Michael Shahbazian (14)	10,966	*
All directors and executive officers as a group (9 persons) (15)	5,230, 443	17.7

* Less than 1%.

(1)
Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned also includes ownership of which the named person has the right to acquire, through conversion, option and warrant exercise or otherwise, within 60 days after April 1, 2013.

(2)
Percentage of beneficial ownership is based on 29,503,192 shares outstanding as of April 1, 2013.  For each named person, the percentage ownership includes beneficial ownership which the person has the right to acquire within 60 days after April 1, 2013, as described in Footnote 1.  However, such beneficial ownership shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

(3)	Based solely on the Form 13F-HR/A filed by Concept Capital Markets, LLC on January 29, 2013.

(4)
Based solely on the Schedule 13G filed on February 14, 2013 (the “FMR 13G”). The FMR 13G indicates (i) that FMR is a parent holding company for Fidelity Management & Research Company (“Fidelity”), who is the beneficial owner of 1,763, 203 shares, which represents 6.0% of our outstanding common stock, and has sole dispositive control over such shares, and (ii) that FMR is the beneficial owner of 644,455 shares, which represents 2.2% of our outstanding common stock.

(5)
Includes 38,965 shares issuable to Dr. Michaels’ spouse upon the exercise of stock options and 938 shares of restricted stock units that will vest within 60 days after April 1, 2013. Excludes 63,694 shares held by Dr. Michaels' spouse as separate property.

(6)
Based solely on the Schedule 13G Amendment No. 2 that was jointly filed on February 1, 2013 by Samjo Capital LLC (“Samjo Capital”), Samjo Management LLC (“Samjo Management”) and Andrew Wiener. The Schedule 13G indicates that: (i) Samjo Capital, Samjo Management and Mr. Wiener share voting power and dispositive power over 2,250,000 shares; and, (ii) Mr. Weiner has sole voting power and dispositive power over 25,000 shares

(7)
Based solely on the Schedule 13G Amendment No. 9 filed on February 6, 2013 (the “T. Rowe Price 13G Amendment”). These securities are owned by various individual and institutional investors including T. Rowe Price Associates, Inc. (which owns 2,083,301 shares, representing 7.1% of the shares outstanding as of filing of the T. Rowe Price 13G Amendment), of which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(8)
Includes 353,120 shares issuable upon the exercise of stock options and 1,563 shares of restricted stock units that will vest within 60 days after April 1, 2013. Includes 121,720 shares owned by Lanza techVentures, an early stage venture capital and investment firm of which Mr. Lanza is the managing director.

(9)	Includes 186,484 shares issuable upon the exercise of stock options and 938 shares of restricted stock units that will vest within 60 days after April 1, 2013.

(10)	Includes 131,478 shares issuable upon the exercise of stock options and 2,510 shares of restricted stock units that will vest within 60 days after April 1, 2013.
(11)	Includes 50,465 shares issuable upon the exercise of stock options and 938 shares of restricted stock units that will vest within 60 days after April 1, 2013.

(12)	Includes 63,750 shares issuable to Mr. Walker upon the exercise of stock options that will vest within 60 days after April 1, 2013.
(13)	Includes 12,189 shares issuable upon the exercise of stock options and 938 shares of restricted stock units that will vest within 60 days after April 1, 2013.

(14)	Consists of 10,966 shares of restricted stock units that were fully vested as of April 1, 2013.

(15)
Consists of 5,230,443 shares held by our directors and executive officers, as a group, of which 836,451 shares are issuable upon the exercise of stock options  and 7,825 shares of restricted stock units that that will vest within 60 days after April 1, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Limitation of Liability and Indemnification Matters

As permitted by the Delaware General Corporation Law, we have included a provision in our amended and restated certificate of incorporation to eliminate the personal liability of our officers and directors for monetary damages for breach or alleged breach of their fiduciary duties as officers or directors, other than in cases of fraud or other willful misconduct.

In addition, our Bylaws provide that we are required to indemnify our officers and directors even when indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware general corporation law. The indemnification agreements require us to indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers and directors other than for liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain our directors’ and officers’ insurance if available on reasonable terms. We have filed our forms of indemnification agreement on the SEC’s website at www.sec.gov. We have obtained directors’ and officers’ liability insurance in amounts comparable to other companies of our size and in our industry.

Other Transactions

We have granted options to some of our officers and directors.  Please see “Executive Compensation” and “Director Compensation” in this proxy statement.  We have also entered into acceleration agreements with certain of our officers and directors.  Please see “Potential Payments Upon Termination or Change-in-Control” and “Director Compensation” in this proxy statement.

Review, Approval or Ratification of Transactions with Related Persons

Related party transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors, its officers, its employees, and members of their respective families.  While we do not maintain a written policy with respect to the identification, review, approval or ratification of transactions with related persons, the Company’s Code of Ethics prohibits conflicts of interest between an employee and the Company and requires an employee to report any such potential conflict to our compliance officer.  In addition, each officer and director is expected to identify to the Secretary, by means of an annual director questionnaire, any transactions between the Company and any person or entity with which the director may have a relationship that is engaged or about to be engaged in a transaction with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, the “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock.  Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.  During the fiscal year ended December 31, 2012, one Form 4 filing for Dr. Hartgring and one Form 4 filing for Dr. Michaels were filed one day late in connection with satisfying the Company’s withholding obligations upon the vesting of restricted stock units held by them. Based on our review of copies of the reports on the Section 16(a) forms received or filed by us with respect to the fiscal year ended December 31, 2012, and the written representations received from the reporting persons that no other reports were required, we believe that, except as indicated in the foregoing sentence, all Reporting Persons complied with all applicable filing requirements under Section 16(a) of the Exchange Act.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

Plan Category	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders (1)	3,692,788		$6.83	3,167,899	(2)(3)

Equity Compensation Plans Not Approved by Stockholders	117,457	(4)	$9.27	-

Total	3,810,245		-	3,167,899

(1)
In 2001, the Company terminated its 1996 Stock Option Plan and 1997 Stock Plan with respect to future option grants, and adopted its 2001 Stock Plan. As of December 31, 2012, no options or other rights were outstanding under the 1996 Stock Option and 1997 Stock Plans. The 2001 Stock Plan expired in 2011 with respect to the future grant of awards under the plan. For a description of these plans, see Note 8 to our Consolidated Financial Statements in the Form 10-K filed with the SEC on March 23, 2011.  In 2011, the Company adopted, and the stockholders approved, the 2011 Stock Incentive Plan. For a description of the 2011 Stock Incentive Plan, see Note 7 to our Consolidated Financial Statements in the Form 10-K filed with SEC on March 18, 2013.

(2)
Includes 1,449,543 shares available for issuance under the 2001 Employee Stock Purchase Plan (as amended the “ESPP”). The ESPP, designed to comply with Internal Revenue Code Section 423, includes an “evergreen” feature which provides for an automatic annual increase in the number of shares available under the plan on the first day of each of our fiscal years, equal to the lesser of 675,000 shares, 2% of our outstanding common stock on the last day of the immediately preceding fiscal year, or such amount as is determined by our Board.  At the annual meeting of stockholders on May 18, 2010, our stockholders approved an amendment to the ESPP to extend it through May 17, 2020.

(3)	Includes 1,718,356 shares available for issuance pursuant to stock options and restricted stock units under the 2011 Stock Plan.

(4)
Consists of the Stock Option/Stock Issuance Plan that was assumed by us upon the acquisition of IDS Software Systems, Inc.  Stock options granted under the plan generally vest with respect to 25% of the shares subject to the option one year after the date of grant and then 1/48 of the shares subject to the option each month thereafter.  Options generally expire 10 years after the grant date.  The vesting for certain options is accelerated upon a change in control.

EXECUTIVE COMPENSATION

  Introduction

This Compensation Discussion and Analysis (the “CD&A”) describes and analyzes the compensation program for: (a) the person who served as our principal executive officer during the fiscal year ended December 31, 2012; (b) the people who served as our principal financial officer during the fiscal year ended December 31, 2012; and, (c) our two other executive officers who were serving as executive officers on December 31, 2012. Collectively, these were our “Named Executive Officers” or “NEOs” for 2012:

•	John K. Kibarian, Ph.D., our Chief Executive Officer and President;

•	Gregory C. Walker, Vice President, Finance, and Chief Financial Officer;

•	Michael Shahbazian, our former, interim Vice President (principal financial and accounting officer);

•	Cornelis (Cees) Hartgring, Ph.D., our Vice President, Client Services and Sales; and

•	Kimon W. Michaels, Ph.D., our Vice President, Products and Solutions.

Mr. Shahbazian was appointed by the Board on March 13, 2012 to serve as Vice President and our principal financial and accounting officer on a temporary basis. This temporary arrangement was the result of an unexpected leave by our Chief Financial Officer, Mr. Walker, during which time Mr. Walker remained an employee of the Company but did not perform his responsibilities as principal financial and accounting officer. Mr. Walker resumed his full responsibilities, and Mr. Shahbazian’s temporary employment with the Company ended on June 1, 2012.

This CD&A contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual compensation programs that we adopt in the future may differ materially from currently planned programs as summarized in this discussion.

Compensation Governance

We endeavor to maintain good governance standards in our executive compensation program, as reflected by the following policies and practices that were in effect in 2012:

•
CEO Compensation.  In part due to his request, which is based on a desire to conserve cash for other purposes, including funding the business and compensating other employees, Dr. Kibarian did not receive an increase to his base salary or an annual cash bonus between 2002 and his salary increase in 2012 and the incentive bonus awarded to him in 2013 in connection with 2012 performance, in each case as described below.  Also in response to his request, which is based on a desire to conserve equity for other purposes, including granting awards to other employees, Dr. Kibarian has not received an equity award since 2003.  As a significant stockholder, Dr. Kibarian’s interests are already strongly aligned with the interests of our other stockholders.

•
Independence.  The Compensation Committee of our Board of Directors develops, reviews and approves each element of executive compensation. The Compensation Committee is comprised solely of independent directors. Additionally, pursuant to its Charter, the Compensation Committee has the authority to engage a compensation consultant and other advisers as it deems appropriate or necessary to support it in fulfilling its responsibilities.

•	No Perquisites. We do not provide perquisites or other personal benefits to our executives officers.

•	No Tax Gross-Ups. We do not provide tax gross-ups or other tax reimbursement payments to our executive officers.

•
Severance and Change in Control Agreements. Except in the case of Mr. Walker, we have not entered into any agreement with our NEOs in connection with the commencement of, or during, their employment with us that provides for severance payments or other special benefits upon their future termination of their employment or any payments or other special benefits in the event of a termination of employment in connection with a change of control of the Company.

•
Exclusive Decision-Making Power. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although our Chief Executive Officer and the Company's Human Resources department periodically present compensation and benefit recommendations to the Compensation Committee. The Compensation Committee considers, but independently evaluates whether or not to accept, management's recommendations with respect to NEO compensation.

•
Periodic Review. The Compensation Committee, in connection with management, regularly reviews our executive compensation policies, practices and programs, including the mix of elements within our executive compensation program and the allocation between short-term and long-term compensation and cash and non-cash compensation, to ensure that our executive officers are compensated in a manner that is consistent with competitive market practice and sound corporate governance principles, and that rewards them for performance tied to the Company’s primary business objective of delivering sustained high-performance to our customers and stockholders.

•
Risk Mitigation.  The Compensation Committee regularly considers how the primary elements of our executive compensation program could encourage or mitigate excessive risk-taking, and has structured our program to mitigate risk by rewarding performance tied to several reasonable business objectives, and avoiding incentives that could encourage inappropriate risk-taking by our NEOs.

Executive Compensation Objectives

The design and operation of our executive compensation program reflect the following objectives, established by our Compensation Committee, with a strong emphasis on tying NEO pay to Company performance:

•	to emphasize performance-based compensation that is progressively weighted with seniority level;

•	to align our NEOs’ interest with long-term stockholder value;

•	to attract and retain talented leadership; and

•	to maintain an executive compensation program that encourages our NEOs to adhere to high ethical standards.

Executive Compensation Objectives

Elements of Our Executive Compensation Program

The elements of our executive compensation program, the specific philosophy behind each element, the basis for the Compensation Committee’s decision regarding each element, and the objectives of our program that each element fulfils, are described below.

Performance-Based Compensation

In November 2011, the Compensation Committee adopted a pay-for-performance component to our executive compensation program, such that 50% of each NEO’s total annual equity awards, if any, awarded in 2012 for 2011 performance were subject to the Company’s achievement of specific revenue and profitability metric triggers.  See “2012 Compensation Decision-Making Process and Results” below for a discussion of the Company’s 2011 performance against the metrics and the final NEO equity awards granted in 2012 in connection with 2011 performance.

Then, in connection with its annual assessment of the Company’s compensation policies and practices, in April 2012, the Compensation Committee adopted the Pay for Performance Compensation Program as further described below, which we refer to as the “PPCP”.  The purpose of the PPCP is to provide a standard mechanism pursuant to which the Compensation Committee may implement and administer the annual pay-for-performance component of our executive compensation program, to drive performance of the Company and its affiliates and operating units, and to align, motivate and reward eligible employees by making a portion of their equity and cash compensation dependent on the achievement of certain performance goals related to such Company performance.

Equity awards and cash bonuses awarded pursuant to the PPCP are based on the attainment of performance goals, which may include corporate and strategic business objectives, a participant’s individual performance and contribution to the Company, and/or any other factor deemed appropriate by the Compensation Committee.  The Compensation Committee is authorized to establish performance period or periods pursuant to the PPCP (which are typically the Company’s fiscal year, but may include, without limitation, multiple fiscal years or any other period longer than one fiscal year or shorter than one fiscal year), performance goals for each performance period and, in the Compensation Committee’s sole discretion, a target equity award and/or cash bonus amount for each participant.  Performance goals and target amounts are established, and may be modified, by the Compensation Committee at any time, as determined appropriate in the Compensation Committee’s sole discretion.  Corporate objectives may include one or more objective measurable performance factors, including, but not limited to, the following: (i) operating income; (ii) earnings before income taxes, depreciation, amortization and restructuring (“EBITDAR”); (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) debt or debt-to-equity; (xiii) accounts receivable; (xiv) writeoffs; (xv) cash; (xvi) assets; (xvii) liquidity; (xviii) operations; (xvix) product development; (xx) regulatory activity; (xxi) management; (xxii) human resources; (xxiii) corporate governance; (xxiv) information technology; (xxv) business development; (xxvi) strategic alliances, licensing and partnering; (xxvii) mergers and acquisitions or divestitures; and/or (xxviii) financings, each with respect to the Company and/or one or more of its affiliates or operating units.  The Compensation Committee has reserved the right, in its sole discretion, to increase, reduce or eliminate the amount of an equity award or cash bonus otherwise payable to a participant with respect to any performance period. No equity award will be approved and no cash bonus will be payable with respect to any performance period until the applicable results have been verified by the Compensation Committee and the Compensation Committee otherwise determines that the underlying terms and conditions of the program have been satisfied.

Each year, the Compensation Committee intends to approve calendar year performance periods under the PPCP and to pay cash incentive bonuses earned for each such calendar year performance period, if any, to each NEO on or before March 15th of the following year and to grant annual equity awards earned for each such calendar year performance period, if any, in May of the following year, based on achievement of the applicable performance goals for the calendar year performance period. Any such equity award will be 25% vested upon issuance, with the remaining 75% of the equity award subject to service-based vesting such that it shall vest in equal installments on each annual anniversary of the grant date for the 3 years following the grant date.

Other Elements of Executive Compensation

The other elements of our executive compensation program, the specific philosophy behind each element, the basis for the Compensation Committee’s decisions regarding each element, and the objectives of our program that each element fulfills, are described below.
Objective
Element	Philosophy Statement	Basis for Compensation Decisions; Pay-for-Performance Criteria	Reward Long-term Performance	Attract & Retain	Align to Stockholder Value	Adhere to High-Ethical Standards
Base Salary	We provide a base salary to our NEOs as a significant element of their overall compensation to recruit and retain experienced executives.
Base salary takes into account the NEO’s qualifications, experience, prior salary, and competitive salary information based on market data obtained from both Radford High-Tech Executive Surveys and publicly-available proxy data from peer companies.
				X		X

Annual Discretionary Cash Incentive Bonus	We provide an annual incentive cash bonus, payable in the sole discretion of the Compensation Committee, to reward our NEOs for individual and Company performance.
After the end of each year, the Compensation Committee reviews the Company's performance and the individual NEO’s performance for the preceding fiscal year taking into consideration such factors as leadership qualities, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value.
			X	X	X	X

Annual Discretionary Long-Term Equity Incentive Awards
We provide annual discretionary long-term equity incentive awards, which may consist of a mix of stock options and restricted stock or restricted stock unit awards (“Restricted Stock”), with vesting based on continued service with the Company to align our NEOs’ interests with those of our stockholders.

The Compensation Committee considers an NEO’s relative job scope, the value of such NEO’s outstanding long-term equity incentive awards, individual and Company performance history, prior contributions to the Company, the size of prior awards, and competitive market data based on publicly-available proxy data from peer companies.
			X	X	X	X

Objective
Element	Philosophy Statement	Basis for Compensation Decisions; Pay-for-Performance Criteria	Reward Long-term Performance	Attract & Retain	Align to Stockholder Value	Adhere to High-Ethical Standards
Stock Options
We grant stock options to our NEOs with exercise prices based on the fair market value of the Company’s common stock on the date of grant, which ties the value of the stock option directly to our future financial performance, to provide further incentives to our NEOs to increase the value of our common stock and to create retention incentives.
		The Compensation Committee considers the same general criteria as described above for long-term equity incentive awards.	X	X	X	X

Restricted Stock or Stock Unit Awards	We grant Restricted Stock to reduce potential dilution to our stockholders, and to provide strong equity-based retention incentives to our NEOs.	The Compensation Committee considers the same criteria as described above for long-term equity incentive awards.	X	X	X	X

Health and Welfare Benefits and Retirement Benefits	We provide industry-standard programs to provide for the health, welfare and retirement planning of our NEOs, including life insurance equal to the lesser of $200,000 or twice base salary.	The Compensation Committee has determined that our NEOs may participate on the same terms in the same programs that are available to all employees.		X

2012 Compensation Decision-Making Process and Results

Process

Generally, around the first quarter of each fiscal year, the Compensation Committee reviews the previous year’s performance of each of our NEOs and the Company. Our Compensation Committee relies upon the judgment of its members in making compensation decisions, reviewing the performance of the Company and carefully evaluating each NEO’s performance during the year against leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value. Also, while the Compensation Committee may consider competitive market compensation paid by other companies, as further described below, in assessing the reasonableness of compensation, the Compensation Committee does not attempt to achieve and maintain a certain target percentile within a peer group or otherwise rely entirely on that data to determine NEO compensation. Instead, the Compensation Committee maintains the flexibility in its assessment and decision-making process to respond to and adjust for the evolving business environment. The Compensation Committee strives to achieve an appropriate mix between equity incentive awards and cash payments to meet the objectives of our executive compensation program and may consider such data in its compensation decisions, however no particular apportionment goal is set.

We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our NEOs to deliver superior performance (as well as their actual ability to do so) and to retain them to continue their careers with the Company on a cost-effective basis. The Compensation Committee discusses our Chief Executive Officer's compensation package with him, but makes decisions with respect to his compensation without him present. Our Compensation Committee reports to our Board of Directors on the major items covered at each Compensation Committee meeting.

The Compensation Committee believes our executive compensation programs are effectively designed and working well in alignment with the interests of our stockholders and are instrumental to achieving our business strategy.  As has been the case in the past, the Compensation Committee will consider any stockholder concerns and feedback on its executive compensation programs that it receives.  We held our first advisory stockholder vote on executive compensation on November 16, 2011. Over 98% of the shares that voted at our annual meeting of stockholders in 2011 approved our NEOs’ 2010 compensation as described in our proxy statement for that meeting.  The Compensation Committee considered this overwhelming support from our stockholders when making executive compensation decisions in early 2012.  Our NEOs’ compensation was again overwhelmingly approved by our stockholders on August 3, 2012.  Over 98% of the shares that voted at our annual meeting of stockholders in 2012 approved our NEOs’ 2011 compensation as described in our proxy statement for that meeting.  Further, consistent with the results of our stockholder vote regarding the frequency of future advisory votes on executive compensation, which was also held on November 16, 2011, the Company will hold an advisory vote on the compensation of our NEOs every year until the next required vote on the frequency of advisory votes on the compensation of NEOs.

Use of Competitive Data

To assess the competitiveness of our executive compensation for 2012, the Compensation Committee took into account competitive market compensation paid by other companies based on market data obtained from Radford High-Tech Executive Surveys as well as publicly-available proxy data from peer companies.  The peer data included 23 peer companies, each of which: (1) were business or labor market competitors in the semiconductor intellectual property or electronic design automation industries or were small fabless or semiconductor capital equipment manufacturers; and (2) generated 2010 revenues between $50 million and $250 million.  This peer group was comprised of the following companies:

Advanced Analogic Technologies	GSI Technology	Pericom Semiconductor
AXT	Mattson Technology	PLX Technology
BTU International	MaxLinear	QuickLogic
Cascade Microtech	MEMSIC	Ramtron International
CEVA	Mindspeed Technologies	Rudolph Technologies
Exar	MIPS Technologies	Supertex
FormFactor	Nanometrics	Transwitch
FSI International		Vitesse Semiconductor

Our Compensation Committee believes that peer group comparisons provide a useful framework to measure the competitiveness of our compensation practices. The Compensation Committee understands that no two companies are exactly alike, and it maintains the discretion to set levels of NEO compensation above or below levels paid by our peers based upon factors such as individual performance, an NEO’s level of experience and responsibilities, individual discussions with the NEO, and our compensation budget. The Compensation Committee intends to review our peer group at least annually and make adjustments to its composition as necessary.

Base Salaries

Our NEOs’ base salaries are reviewed annually and adjusted in the discretion of the Compensation Committee based on factors such as an NEO’s promotion or other significant change in responsibilities, sustained individual and Company performance and competitive market data. In 2012, the Compensation Committee considered the competitive market data obtained from Radford High-Tech Executive Surveys and peer data described above.

Despite mixed market conditions throughout 2011 that affected the Company’s 2011 revenue performance, the Compensation Committee decided to increase the base salaries of Drs. Kibarian, Michaels and Hartgring because of positive and sustained individual performance throughout the year, effective in May 2012, by $50,000, $50,000 and $20,000, respectively.  Since the Compensation Committee established Mr. Walker’s salary when he joined the Company in November 2011, the Compensation Committee decided not to adjust Mr. Walker’s salary for 2012. The base salary paid to each NEO in 2012 is set forth in the “Summary Compensation Table” below.

Pay for Performance Compensation Program

In November 2011, the Compensation Committee adopted the following pay-for-performance program for our NEOs, including the following revenue and profitability goals:

·
25% of each NEO’s total annual equity awards were to be granted to an NEO only if the Company’s 2011 revenue compared to its 2010 revenue equaled or exceeded the revenue growth rate (year-over-year) of the worldwide electronic design automation (EDA) industry for the same year, as reported by EDAC.

·
25% of each NEO’s total annual equity awards were to be granted to an NEO only if the Company’s 2011 profitability exceeded 7%.  As used in the 2011 compensation program, profitability meant the Company’s non-GAAP, pre-tax net income, which excluded stock based compensation, amortization of acquired intangibles and restructuring charges, or EBITAR.

In the first quarter of 2012, the Compensation Committee reviewed the Company’s 2011 performance against the specific goals described above.  The Company’s performance against these goals is set forth in the table below.

2011 Performance Period
	Target	Actual
Revenue Growth (year-over-year)	≥ comparable revenue growth of EDA	Company = 8.2%
	industry(1)	EDA = 16%
EBITAR Profitability(2)	˃ 7% of revenue	15% of revenue

(1)
As used in this table, comparable revenue growth of EDA industry means the year-over-year revenue growth rate of the worldwide electronic design automation (EDA) industry for the same year, as reported by EDAC.

(2)
EBITAR means the Company’s non-GAAP, pre-tax net income, excluding stock based compensation, amortization of acquired intangibles and restructuring charges. For fiscal year 2011, we reported revenues of $66,712,000 and GAAP net income of $1,880,000 and calculated EBITAR of $9,830,000.  EBITAR is calculated as GAAP net income of $1,880,000 adjusted by $4,791,000 of stock-based compensation, $830,000 of amortization of acquired intangibles, $(110,000) of restructuring credits and $2,439,000 of income tax provision.

In May 2012, after the above described review and given that the Company achieved one of the two targets for 2011 performance as set forth in the table above, the Compensation Committee granted to Dr. Hartgring performance-based awards in the amount of 10,000 stock options and 3,333 restricted stock units.  These awards and the vesting schedules for such awards are set forth in the “Grants of Plan-Based Awards for Fiscal Year 2012” table below.  The Compensation Committee did not intend to award any equity in general in 2012 to (i) Dr. Kibarian or Dr. Michaels due to each NEO’s significant ownership in the Company from their history as a founder of the Company and their corresponding, existing alignment with stockholders in general, as well as a desire on the part of both NEOs to reserve the stock pool for other purposes, such as awards to other employees and consultants, and (ii) Mr. Walker or Mr. Shabazian due to the fact the each NEO received equity awards in connection with their commencement of service with the Company.  As a result, the Compensation Committee did not grant any performance-based awards to such NEOs in 2012 despite the Company achieving one of the two targets for 2011 performance.

In April 2012, the Compensation Committee set the  pay-for-performance component of our executive compensation program as it applied to 2012 by establishing the 2012 calendar year as a performance period under the PPCP, establishing specific revenue, GAAP and Non-GAPP profitability goals for the 2012 calendar year period, and determining that 50% of each NEO’s total annual equity awards and 50% of each NEO’s annual cash incentive bonus (collectively, the “Performance Compensation”) would be subject to the achievement of those goals for the 2012 calendar year as follows:

•	Revenue Measure. Fifty percent (50%) of each NEO’s Performance Compensation was tied to the Company’s 2012 revenue equaling or exceeding the Company’s 2012 internal revenue plan.

•	GAAP and Non-GAAP Profitability Measures.

•	Twenty five percent (25%) of each NEO’s Performance Compensation was tied to the Company’s 2012 EBITDAR equaling or exceeding its 2012 internal EBITDAR plans.

•	The other twenty five percent (25%) of each NEO’s Performance Compensation was tied to the Company’s 2012 GAAP earnings per share equaling or exceeding its 2012 internal GAAP earnings per share plans.

In the first quarter of 2013, the Compensation Committee reviewed the Company’s 2012 performance against the specific goals described above.  The Company’s performance against these goals is set forth in the table below.

2012 Performance Period
	Target	Actual
Revenue Growth (year-over-year)	≥ 18%	-
EBITDAR Profitability(1)	˃ 18% of revenue	30% of revenue
GAAP Profitability	˃ $0.18 per share	$1.25 per diluted share

(1) EBITDAR means the Company’s non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired intangibles and restructuring charges.. For fiscal year 2012, we reported revenues of $89,540,000 and GAAP net income of $37,211,000 and calculated EBITDAR of $26,612,000.  EBITDAR is calculated as GAAP net income of $37,211,000 adjusted by $4,891,000 of stock-based compensation, $435,000 of amortization of acquired intangibles, $1,889,000 of restructuring charges, $515,000 of depreciation expense and $(18,329,000) of income tax benefit.

In March 2013, after the above described review and given that the Company achieved all of the targets for 2012 performance as set forth in the table above, the Compensation Committee awarded annual incentive bonuses related to 2012 performance to Drs. Kibarian, Michaels and Hartgring, and Mr. Walker in the amount of $65,000, $65,000, $65,000 and $110,250, respectively.    The Compensation Committee has not yet granted annual equity awards under the PPCP for the 2013 performance period, however, as the Compensation Committee does not intend to award any equity in general in 2013 to Drs. Kibarian or Michaels, for the reasons mentioned above and discussed in more detail below with respect to Dr. Kibarian, in particular, it does not expect to grant any performance-based awards to such NEOs.  The amount of cash incentive bonuses earned by our NEOs in connection with performance under the PPCP for the 2012 performance period is set forth in the “Summary Compensation Table” below.

Annual Discretionary Incentive Bonuses

 The Compensation Committee reviewed the Company's performance and each NEO’s performance for 2011 using factors such as leadership qualities, business responsibilities, career with the Company, current compensation arrangements, and long-term potential to enhance stockholder value when evaluating whether to pay discretionary incentive bonuses to any of the NEOs in 2012. No pre-established formula was followed by the Compensation Committee for determining whether and the extent to which any NEO would receive a discretionary incentive bonus for 2011 performance or otherwise in 2012. Specifically, with respect to 2011 performance, the Compensation Committee did not prospectively establish individual or Company-wide qualitative or quantitative performance measures or related target levels that were required to be achieved for the NEOs to receive a discretionary incentive bonus. When performing its review in 2012, the Compensation Committee considered the competitive market data obtained from Radford High-Tech Executive Surveys and peer data described above as one of the factors influencing the amount of any discretionary incentive bonus to be awarded to each NEO.

Despite mixed market conditions throughout 2011 that affected the Company’s 2011 revenue performance, as a result of its review and based on positive individual performance during 2011, including Dr. Michaels and Dr. Hartgring each booking significant new business in the year, the Compensation Committee decided to award discretionary incentive bonuses in 2012 to Dr. Michaels and Mr. Hartgring in the amount of $17,000 and $50,000, respectively. Per the terms of Mr. Walker’s employment offer, Mr. Walker received a guaranteed bonus for his first year of employment with the Company, $83,333 of which was paid in equal installments from January 2012 through the October 30, 2012 payroll.  The amount of discretionary cash incentive bonuses paid to our NEOs in 2012 is set forth in the “Summary Compensation Table” below.

Annual Discretionary Long-Term Equity Incentive Awards

In determining whether annual discretionary long-term equity incentive awards would be granted to our NEOs in 2012 and the size of any such equity incentive awards, the Compensation Committee considered a number of factors, including, but not limited to, the relative job scope of the executive officer, the value of his existing long-term equity incentive awards, the NEO’s individual, and the Company’s, performance history, prior contributions to the Company, the size of prior equity incentive awards, and competitive market and peer data as described above.  Based on some or all of these factors, the Compensation Committee determines in its discretion the total annual discretionary long-term equity incentive awards that it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

 As a result of its review in the first quarter of 2012, and based on the positive individual performance of Dr. Hartgring in particular in connection with certain new business booking activity, the Compensation Committee decided to award Dr. Hartgring an annual discretionary long-term equity incentive award of 20,000 stock options and 6,667 restricted stock units in May 2012.  Also, in March 2012, in connection with of his temporary employment offer, the Compensation Committee awarded Mr. Shahbazian 9,000 restricted stock units.    The discretionary long-term equity incentive awards granted to Dr. Hartgring and Mr. Shahbazian in 2012, and the vesting schedules for such awards, are set forth in the “Grants of Plan-Based Awards For Fiscal Year 2012” table below. As mentioned above and discussed in more detail below with respect to Dr. Kibarian, despite positive individual performance in 2011, no discretionary long-term equity incentive awards were made in 2012 to either Dr. Kibarian or Dr. Michaels.  This decision was due to each NEO’s significant ownership in the Company from their history as a founder of the Company and their corresponding, existing alignment with stockholders in general, as well as a desire on the part of both NEOs to reserve the stock pool for other purposes, such as awards to other employees and consultants.  Also, since the Compensation Committee granted Mr. Walker stock options covering 180,000 shares in connection with his commencement of employment with the Company in November 2011, the Compensation Committee decided not to grant Mr. Walker a discretionary long-term equity incentive award in 2012.

Compensation of Dr. Kibarian

Our Chief Executive Officer and President, Dr. Kibarian, is also a co-founder of the Company. The “Stock Ownership of Certain Beneficial Owners and Management” table below sets forth his total percentage ownership of the Company’s common stock as of April 1, 2013.  Given his significant equity stake, Dr. Kibarian’s interests are strongly aligned with our other stockholders and, accordingly, he has a powerful incentive to manage the Company from the perspective of an owner. As such, Dr. Kibarian has requested that, instead of using the limited shares available for issuance under the Company’s stock plans to further increase his ownership interest, the Compensation Committee use such shares for awards to other employees of the Company, in the Compensation Committee’s sole discretion and judgment, to further the Company’s ability to provide appropriate incentives aimed at motivating and retaining such employees and the creation of further long-term stockholder value. Also, for similar reasons, Dr. Kibarian has requested that he not receive an annual discretionary cash bonus in 2012 for 2011 performance, which the Compensation Committee honored despite positive and sustained individual performance in 2011.  However, based on the significant positive Company performance in 2012 as described in the “Pay for Performance Compensation Program” section above, the Compensation Committee nonetheless awarded Dr. Kibarian an incentive cash bonus under the 2012 PPCP.

Severance and Change of Control Arrangements

 The Company’s 2011 Plan and First Amended 2011 Plan provide that in the event of a change in control, outstanding awards shall be subject to the applicable agreement of merger or reorganization and that such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration.  Additionally, under the 2011 Plan and First Amended 2011 Plan, the administrator may determine, at the time of grant of an award or thereafter, that such award shall become vested and exercisable, in full or in part, in the event that the Company is party to a change in control and a 2011 Plan or First Amended 2011 Plan participant is terminated within a set time following such change in control.

The employment agreement entered into between the Company and Mr. Walker effective November 1, 2011 provided that, if the Company undergoes a change of control during the first 12 months of Mr. Walker’s employment and, within the 12 months following the change of control, Mr. Walker’s employment is terminated without “Cause” or if he resigns for “Good Reason” (as such terms are defined in the employment agreement) then Mr. Walker would be entitled to the following benefits: (i) 50% of Mr. Walker’s then outstanding stock options and restricted stock would immediately become fully vested, and if applicable, exercisable, (ii) 12 months of his then current base salary, (iii) 100% of an amount equal to the annual target bonus paid to Mr. Walker for the year prior to the year in which his termination occurred, and (iv) up to 12 months of COBRA premium payments.  As of November 9, 2012, Mr. Walker completed 12 months of employment with the Company, therefore, the foregoing severance benefits are no longer payable.  If the Company undergoes a change of control after November 9, 2012 and, within the 12 months following the change of control, Mr. Walker’s employment is terminated without “Cause” or if he resigns for “Good Reason” then Mr. Walker’s then outstanding stock options and restricted stock would immediately vest, and if applicable, become exercisable, as if Mr. Walker provided an additional 12 months of service to the Company and Mr. Walker would be entitled to the severance benefits set forth in (ii) through (iv) above.

 In addition, pursuant to Mr. Walker’s employment agreement, he is entitled to certain severance payments and benefits if the Company terminated his employment at any time without “Cause” or “Disability” (as such terms are defined in the employment agreement).  In this case, Mr. Walker would be entitled to the following benefits: (i) Mr. Walker’s then outstanding stock options and restricted stock would immediately vest, and if applicable, become exercisable, as if Mr. Walker provided an additional 6 months of service, (ii) 6 months of his then current base salary, (iii) 50% of an amount equal to the annual target bonus paid to Mr. Walker for the year prior to the year in which his termination occurred, and (iv) up to 6 months of COBRA premium payments.

Additional details regarding the severance payments and benefits that would have been payable to Mr. Walker had he terminated under each of the scenarios set forth above on December 31, 2012 are discussed in the section of this Amendment titled “Potential Payments Upon Termination or Change-in-Control.”

Share Ownership Guidelines

Each NEO is required to own shares of our common stock as follows:

•	Our CEO must own shares equal to six (6) times such executive’s annual base salary.

•	All NEOs other than our CEO must own shares equal to two (2) times such executive’s annual base salary.

NEOs appointed after October 6, 2011 (the date the change was adopted by our Compensation Committee and Board) will have five years from the date of hire or appointment to attain such ownership levels. Our other NEOs will have five years from October 6, 2011 to attain such ownership levels.  For purposes of these guidelines, a NEO’s share ownership includes all shares of the Company’s common stock owned by such NEO outright or held in trust for such executive and his or her immediate family, but not a NEO’s unvested or unexercised equity (i.e. unvested restricted stock units or outstanding stock options). The value of the shares will be measured as the greater of the then current market price or the closing price of the Company’s common stock on the acquisition date.

Prohibition against Certain Equity Transactions

Our Insider Trading and Disclosure Policy prohibits our NEOs from engaging in “short” sales and hedging transactions which could reasonably cause them to have interests adverse to our stockholders. “Short” sales, which are sales of shares of common stock by a person that does not own the shares at the time of the sale, evidence an expectation that the value of the shares will decline. Our NEOs are also prohibited from entering into hedging transactions if our compliance officer determines that such transaction would violate our Insider Trading and Disclosure Policy.

Other Considerations

In determining the NEOs’ compensation, the Compensation Committee also considers, among other factors, the possible income tax consequences to the Company and to the NEOs. However, to maintain maximum flexibility in designing an effective Named Executive Officers’ compensation program, the Compensation Committee retains the flexibility to design compensation plans and arrangements that may not be deductible for federal income tax purposes. For example, our Compensation Committee considers the provisions of Section 162(m) of the Code that restrict deductibility for federal income tax purposes of executive compensation paid to our chief executive officer and each of our three other most-highly-compensated executive officers holding office at the end of any year (other than our chief financial officer), to the extent such compensation exceeds $1 million for any of such executive officers in any year and does not qualify for an exception to such limitation. The members of our Compensation Committee qualify as outside directors for purposes of exempting executive compensation from the limits on deductibility under Section 162(m) as “performance-based compensation”. However, the Compensation Committee believes that our interests are best served in certain circumstances by providing compensation that does not qualify as performance-based compensation under Section 162(m) and, accordingly, has granted such compensation which may be subject to the $1 million annual limit on deductibility, including base salary, annual cash bonuses and stock options.

 In addition to Section 162(m), Sections 280G and 4999 of the Code provide that executive officers, persons who hold significant equity interests and certain other highly-compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. Further, Section 409A of the Code imposes certain additional taxes on service providers who enter into certain deferred compensation arrangements that do not comply with the requirements of Section 409A. We have not agreed to pay any NEO a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A.

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards.  ASC Topic 718 ASC requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the grant date “fair value” of these awards.  This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.  ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

The Compensation Committee also considers the accounting consequences to the Company of different compensation decisions and the impact of certain arrangements on stockholder dilution. However, neither of these factors by themselves will compel a particular compensation decision.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis contained in this Proxy Statement, or the CD&A, with management.  Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2012.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.: Thomas Caulfield, DES, Chair Albert Y.C. Yu, Ph.D. R. Stephen Heinrichs

The information contained in the Compensation Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934 and, notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors currently consists of Thomas Caulfield, DES (Chair), Albert Y.C. Yu, Ph.D. and R. Stephen Heinrichs.  No member of the Compensation Committee of the Company is, or has been, an officer of the Company, and no executive officer of the Company, has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

SUMMARY COMPENSATION TABLE

The following table presents the compensation paid to and earned by our Named Executive Officers in the year ended December 31, 2012.

Name & Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non Equity Incentive Plan Compensation		All Other Compensation ($)(2)		Total ($)
John K. Kibarian	2012	283,333	-		-	-	65,000	(3)	216		348,549
Chief Executive Officer,	2011	250,000	-		-	-	-		216		250,216
President and Director	2010	250,000	-		-	-	-		200		250,200

Gregory C. Walker	2012	286,932	83,333	(4)	-	-	110,250	(5)	216		480,731
Chief Financial Officer,	2011	44,020	16,667	(6)		546,050	-		36		606,773
Vice President, Finance	2010	-	-		-	-	-		-		-

Michael Shahbazian	2012	60,403	-		75,420	-	-		3,520	(8)	139,343
Former Vice	2011	128,942	-		50,670	-	-		7,600	(8)	187,212
President (7)	2010	-	-		-	-	-		-		-

Cornelis (Cees) Hartgring	2012	253,333	50,000	(9)	87,900	128,154	65,000	(10)	216		584,603
Vice President, Client	2011	240,000	-		41,918	64,782	-		216		346,916
Services and Sales	2010	240,000	-		-	-	-		200		240,200

Kimon W. Michaels
Vice President, Products	2012	243,333	17,000	(11)	-	-	65,000	(12)	216		325,549
and Solutions	2011	210,000	-		-	-	-		216		210,216
and Director	2010	210,000	-		-	-	-		200		210,200

(1)
The amounts reported in these columns reflect the aggregate grant date fair value for financial statement reporting purposes for stock options and restricted stock unit awards granted in that fiscal year as determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not represent the actual economic value that may be realized by the Named Executive Officers. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to the Note to the consolidated financial statements contained in the Company's Annual Report on Form 10-K  for the fiscal year in which the award was granted titled “Stockholder's Equity”.

(2)
Unless indicated otherwise, the amounts reported represent the dollar value of premiums for term life insurance paid by us on behalf of each Named Executive Officer during the fiscal years ended December 31, 2010, 2011 and 2012.  There is no cash surrender value under these life insurance policies.

(3)	This amount represents the annual incentive bonus related to 2012 performance awarded to Dr. Kibarian in March 2013.

(4)	This amount represents the guaranteed bonus paid to Mr. Walker in equal installments with regular payroll from January 15, 2012 through October 30, 2012 per the terms of his employment offer.

(5)	This amount represents the annual incentive bonus related to 2012 performance awarded to Mr. Walker in March 2013.

(6)	This amount represents the guaranteed bonus paid to Mr. Walker in equal installments with regular payroll during 2011 per the terms of his employment offer.

(7)
Mr. Shahbazian was appointed as our Vice President on March 13, 2012 and served through June 1, 2012.  For the fiscal year 2011, on June 17, 2011, Mr. Shahbazian was appointed as our Vice President Finance and Interim Chief Financial Officer and served through December 1, 2011.

(8)	This amount includes amounts received by Mr. Shahbazian for accrued paid time off paid at the time of termination of employment in 2011 and 2012, respectively.

(9)	This amount represents the discretionary bonus paid to Dr. Hartgring in April 2012.

(10)	This amount represents the annual incentive bonus related to 2012 performance awarded to Dr. Hartgring in March 2013.

(11)	This amount represents discretionary bonus paid to Dr. Michaels in April 2012.

(12)	This amount represents the annual incentive bonus related to 2012 performance awarded to Dr. Michaels in March 2013.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2012

The following table presents information with respect to each award of plan-based compensation to each Named Executive Officer made during the fiscal year ended December 31, 2012, including (a) annual cash incentive awards under the PPCP, (b) awards of stock options to purchase Common Stock and (c) awards of restricted stock units.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of	Grant Date Fair Value of Stock
			Target	Maximum ($)	Units		Options		Option Awards	and Option
Name	Grant Date	Threshold ($)	($)(1)	(1)	(#)		(#)		($/Sh)	Awards (2)
John K. Kibarian		-	65,000	65,000	-		-		-	-

Gregory C. Walker		-	110,250	110,250	-		-		-	-

Michael Shahbazian	03/13/2012	-	-	-	9,000	(3)	-		-	75,420

Cornelis (Cees) Hartgring		-	65,000	65,000	-		-		-	-
	5/22/2012	-	-	-	10,000	(4)	-		-	87,900
	5/22/2012	-	-	-	-		30,000	(5)	8.79	128,154

Kimon W. Michaels		-	65,000	65,000	-		-		-	-
______

(1)
Amounts in these columns represent the target and maximum payout amounts that our Named Executive Officers could earn under the PPCP with respect to performance during the fiscal year ended December 31, 2012. In April 2012, the Compensation Committee set the pay-for-performance component of our executive compensation program as it applied to 2012 by establishing the 2012 calendar year as a performance period under the PPCP and establishing specific revenue, GAAP and Non-GAPP profitability goals for the 2012 calendar year period, and determining that the target and maximum cash incentive opportunities of each Named Executive Officer for 2012 performance as follows:  Mr. Kibarian $65,000 (approximately 22% of Mr. Kibarian’s 2012 base salary; Mr. Walker $110,500 (approximately 35% of Mr. Walker’s 2012 base salary); Mr. Hartgring $65,000 (approximately 25% of Mr. Hartgring’s 2012 base salary); and Mr. Michaels $65,000 (approximately 25% of Mr. Michaels’ 2012 base salary)(with respect to each Named Executive Officer, the “NEO’s Performance Compensation”).  Set forth below are the specific goals established for the 2012 calendar year and the relationship to each NEO’s Performance Compensation opportunity for 2012:

•	Revenue Measure. Fifty percent (50%) of each NEO’s Performance Compensation was tied to the Company’s 2012 revenue equaling or exceeding the Company’s 2012 internal revenue plan as set forth below.

•	GAAP and Non-GAAP Profitability Measures.

•	Twenty five percent (25%) of each NEO’s Performance Compensation was tied to the Company’s 2012 EBITDAR equaling or exceeding its 2012 internal EBITDAR plans as set forth below.

•
The other twenty five percent (25%) of each NEO’s Performance Compensation was tied to the Company’s 2012 GAAP earnings per share equaling or exceeding its 2012 internal GAAP earnings per share plans as set forth below.

2012 Performance Period Target
Revenue Growth (year-over-year)	≥ 18%
EBITDAR Profitability*	˃ 18% of revenue
GAAP Profitability	˃ $0.18 per share

*	EBITDAR means the Company’s non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired intangibles and restructuring charges. For fiscal year 2012, we reported revenues of $89,540,000 and GAAP net income of $37,211,000 and calculated EBITDAR of $26,612,000. EBITDAR is calculated as GAAP net income of $37,211,000 adjusted by $4,891,000 of stock-based compensation, $435,000 of amortization of acquired intangibles, $1,889,000 of restructuring charges, $515,000 of depreciation expense and $(18,329,000) of income tax benefit.

(2)
The amounts in this column reflects the aggregate grant date fair value for financial statement reporting purposes for stock options and restricted stock units granted during the fiscal year ended December 31, 2012 as determined in accordance with the FASB ASC Topic 718.

(3)	50% of the total shares vested and became exercisable on March 26, 2012, and 50% of the total shares vested and became exercisable on April 15, 2012.
(4)
Consists of (i) 6,667 shares of merit based restricted stock units, 12.5% of which vested on November 22, 2012 and 12.5% of which will vest every six months thereafter until fully vested, and (ii) 3,333 shares of performance based restricted stock units, 25% of which vested on May 22, 2012 and 25% of which will vest every 12 months thereafter until fully vested.

(5)
Consists of (i) 20,000 shares of merit based stock options, 1/48th of which vested on June 22, 2012 and 1/48th of which vested or will vest every month thereafter until fully vested, and (ii) 10,000 shares of performance based stock options, 25% of which vested on May 22, 2012 and 25% of which will vest every 12 months thereafter until fully vested.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2012

The following table presents the outstanding equity awards of each of our Named Executive Officers as of December 31, 2012.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
John K. Kibarian	-	-	-		-	-	-		-

Gregory C. Walker	11/16/2011		131,250	(1)	6.09	11/15/2021

Michael Shahbazian	-	-	-		-	-	-		-

Cornelis (Cees) Hartgring	11/07/2007	80,000	-		8.92	11/06/2017	-		-
	10/29/2009	27,707	7,293	(1)	3.62	10/28/2019	-		-
	05/27/2011	8,015	12,235	(2)	6.21	05/26/2021

	05/22/2012	2,916	17,084	(2)	8.79	05/21/2022
	05/22/2012	2,500	7,500	(3)	8.79	05/21/2022
	05/27/2011					05/26/2021	4,219	(4)	58,137

	05/22/2012					05/21/2022	5,834	(5)	80,393
	05/22/2012					05/21/2022	2,500	(3)	34,450

Kimon W. Michaels	-	-	-		-	-	-		-

(1)
25% of the total shares subject to the original option vested on the first anniversary of the grant and 1/48th of the total shares subject to the original option vested and will vest on the grant date day of each month thereafter until fully vested.

(2)	1/48th of the total original awards vested on June 22, 2012 and vested or will vest every month thereafter until fully vested.

(3)	25% of the total original award vested on May 22, 2012 and vested or will vest every twelve months thereafter until fully vested.

(4)	12.5% of the total original award vested on November 27, 2011 and vested or will vest every six months thereafter until fully vested.

(5)	12.5% of the total original award vested on November 22, 2012 and vested or will vest every six months thereafter until fully vested.

OPTION EXERCISES AND STOCK VESTED IN THE FISCAL YEAR 2012

The following table presents the stock options exercised by our Named Executive Officers and restricted stock units held by our Named Executive Officers that vested in 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
John K. Kibarian	80,000	458,426	-	-
Gregory C. Walker	3,750	31,781	-	-
Michael Shahbazian	-	-	9,000	70,965
Cornelis (Cees) Hartgring	134,939	737,607	6,331	71,369
Kimon W. Michaels	-	-	2,381	26,848

(1)
The values of the vested awards were determined based on the number of shares that vested multiplied by the per share closing sale price on the NASDAQ Global Market reported for the applicable vesting date.

Pension Benefits

We did not sponsor any defined benefit pension or other actuarial plan for the Named Executive Officers during 2012.

Non-qualified Deferred Compensation

We did not maintain any non-qualified defined contribution or other deferred compensation plans or arrangements for the Named Executive Officers during 2012.

Potential Payments Upon Termination or Change-in-Control

Potential Payments Upon Termination of Employment

Except as described below for  Mr. Walker, we have not entered into agreements with our NEOs that provide for severance or other special benefits upon any termination of our NEOs’ employment.

Pursuant to the employment agreement with Mr. Walker , in the event the Company terminates Mr. Walker’s employment at any time without “Cause” or “Disability” (as such terms are defined in the employment agreement), then subject to meeting certain criteria, he will be entitled to all of the following:

●
vesting acceleration of his then outstanding and unvested stock options and restricted stock as if he had provided continuous service to the Company for an additional 6 months after his separation date;

●	6 months of his then-current annual base salary, paid in accordance with the Company's standard payroll procedures over a 6-month period;

●	a payment equal to 50% of the annual target bonus paid for the immediately preceding performance period; and,

●
the Company's payment of the premiums for COBRA coverage from the last date on which he receives health care coverage as a Company employee until the earlier of: (1) the date that is 6 months following the separation date; or (2) the date Mr. Walker becomes covered under another employer's health coverage plan.

 The following table presents the estimated value and payments that Mr. Walker would have received had his employment terminated without Cause or Disability on the last business day of fiscal year 2012 (i.e. December 31, 2012).

Executive Benefits and Payments upon Termination of Employment	Value of the Hypothetical Benefit and Payment Amount (termination at any time without cause or disability) ($)
Vesting acceleration of outstanding and unvested stock options	173,025(1)
Vesting acceleration of outstanding and unvested restricted stock units
Base salary	157,500
A percentage of target bonus	110,250(2)
Premiums for COBRA coverage	11,700
Total	356,724

____________

(1)
The value of stock option acceleration was determined by multiplying the number of unvested shares subject to the stock options as of December 31, 2012 that would accelerate upon termination by the closing market price of the Company's common stock on December 31, 2012 ($13.78 per share), less the aggregate exercise price for such unvested shares.

(2)	Amount is calculated based on the maximum potential annual incentive target bonus, which was 70% of Mr. Walker’s base salary.

Potential Payments Upon Change-in-Control

Pursuant to the employment agreement with Mr. Walker, in the event that the Company undergoes a “Change in Control” and if, at any time over the next 12 months after consummation of such Change of Control, his employment is terminated without “Cause” or he resigns with “Good Reason” (as such terms are defined in the employment agreement) and, provided Mr. Walker’s termination or resignation was a “separation from service” within the meaning of Internal Revenue Code Section 409A, then he will be entitled to all of the following:

●
(A) if such separation date was on or before November 9, 2012, 50% of Mr. Walker’s then outstanding stock options and restricted stock would immediately become fully vested, and if applicable, exercisable; and (B) if such separation date is after November 9, 2012, vesting acceleration of his then outstanding and unvested stock options and restricted stock as if he had provided continuous service to the Company for an additional 12 months after his separation date;

●	12 months of then-current annual base salary, paid in accordance with the Company's standard payroll procedures over a 12-month period;

●	a payment equal to 100% of the annual target bonus paid for the immediately preceding performance period; and

●
the Company's payment of the premiums for COBRA coverage from the last date on which he receives health care coverage as a Company employee until the earlier of: (1) the date that is 12 months following the separation date; or (2) the date Mr. Walker becomes covered under another employer's health coverage plan.

The following table presents the estimated value and payments that Mr. Walker would have received had his employment terminated without Cause or he resigned for Good Reason on the last business day of fiscal year 2012 (i.e. December 31, 2012) and a Change of Control had occurred within the twelve months prior.

Executive Benefits and Payments upon Termination of Employment	Value of the Hypothetical Benefit and Payment Amount (change of control) ($)
Vesting acceleration of outstanding and unvested stock options	346,050 (1)
Vesting acceleration of outstanding and unvested restricted stock units
Base salary	315,000
A percentage of target bonus	220,500 (2)
Premiums for COBRA coverage	11,700
Total	893,250
____________

(1)
The value of stock option acceleration was determined by multiplying the number of unvested shares subject to the stock options as of December 31, 2012 that would accelerate upon termination by the closing market price of the Company's common stock on December 31, 2012 ($13.78 per share), less the aggregate exercise price for such unvested shares.

(2)	Amount is calculated based on the maximum potential annual incentive target bonus, which was 70% of Mr. Walker’s base salary.

The Company’s 2011 Plan and First Amended 2011 Plan both provide that in the event of a change in control, outstanding awards shall be subject to the applicable agreement of merger or reorganization and that such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration.  Additionally, under both the 2011 Plan and First Amended 2011 Plan, the administrator may determine, at the time of grant of an award or thereafter, that such award shall become vested and exercisable, in full or in part, in the event that the Company is party to a change in control and a 2011 Plan or First Amended 2011 Plan participant is terminated in connection with or within a set time following such change in control.

The following table presents the estimated value that our Named Executive Officers would have realized in the hypothetical event a change in control of the Company had occurred on the last business day of 2012 (i.e. December 31, 2012) and outstanding stock options and restricted stock units held by them were not assumed or continued by the acquiring company.

Name	Value of Accelerated Rights ($)
John K. Kibarian	-
Gregory C. Walker	346,050(1)
Michael Shahbazian	-

Cornelis (Cees) Hartgring	469,932(2)(3)
Kimon W. Michaels

(1)
This represents the value of accelerated stock options. The value was determined by multiplying the number of unvested shares subject to the stock options as of December 31, 2012 by the closing market price of the Company's common stock on December 31, 2012 ($13.78 per share), less the aggregate exercise price for such unvested shares.

(2)
$172,980 of this represents the value of accelerated stock units. The value was determined by multiplying the number of unvested shares subject to the restricted stock unit award as of December 31, 2012 by the closing market price of the Company's common stock on December 31, 2012 ($13.78 per share).

(3)
$296,952 of this represents the value accelerated stock options. The value was calculated based on Black-Scholes methodology using the closing price on December 31, 2012 ($13.78 per share), volatility 30.59%, risk free rate of return 0.05%, no dividends and expected term of 0.25 years.

DIRECTOR COMPENSATION

Directors who are also employees of the Company are not compensated for serving on our Board of Directors.  Information regarding the compensation otherwise received by our directors, who are also executive officers, is provided above.  The Compensation Committee of the Board reviews director compensation periodically and recommends changes to the Board, when it deems them appropriate.  The following table describes the cash and equity components of director compensation program in effect for fiscal year 2012:

Compensation Element	Amount
Annual cash retainer	$36,000 for each non-employee director (1)

Annual equity award	Option to purchase 11,250 shares and 3,750 restricted stock units for each non-employee director (2) (3)

Additional annual cash retainer and equity award for Chairman of the Board	$30,000 plus an option to purchase 15,000 shares and 5,000 restricted stock units (1)(2)(3)

Additional annual cash retainer for Audit and Corporate Governance Committee	$12,000 (chair); $6,000 (member) (1)

Additional annual cash retainer for Compensation Committee	$10,000 (chair); $4,000 (member) (1)

Additional annual cash retainer for Nominating Committee	$5,000 (chair); $2,000 (member) (1)

Additional cash fees for Strategic Committee meetings	$1,000 per in-person meeting and $500 for telephone participation

New Director equity award (one-time)	Option to purchase 17,650 shares and 5,750 restricted stock units (3) (4)

(1)	All cash retainers are paid in four equal quarterly installments at the beginning of each calendar quarter.

(2)
These stock options and restricted stock units are targeted to be awarded on or around May 15th of each year. 50% of each such annual equity award was subject to the achievement of 2012 performance goals, as further described in the “Performance-Based Awards” section that follows this table. Options vest with respect to 1/4th of the total shares subject to the option on the grant date and 1/48th of the total shares monthly after the grant date until fully vested. Restricted stock units vest with respect to 1/4th  of the total shares on the grant date and 1/4th  of the total shares subject to such award every anniversary of the grant date thereafter until fully vested.

(3)
The Board , in its sole discretion,  may award either stock options,  restricted stock units or any combination thereof as long as the total number of shares subject to such awards each year is equal to the total number of shares set forth herein, using a ratio of options to restricted stock units of 3 to 1.

(4)
These stock option and restricted stock unit awards are awarded at the time a new director is appointed or elected to the Board. These stock options will vest with respect to 1/48th of the total shares subject to the option on the grant date and each month thereafter until fully vested, and restricted stock unit award will vest with respect to 1/8th of the total shares subject to such award every 6 months after the grant date until fully vested.

Performance-Based Awards

A portion of each director's annual equity awards under our 2012 director compensation program were subject to the achievement of revenue and profitability goals for the Company as follows:

●	25% of each director’s annual total equity awards were subject to the Company’s 2012 revenue equaling or exceeding the Company’s 2012 internal revenue plan;

●
12.5% of each director’s annual total equity awards were subject to the Company’s 2012 non-GAAP, pre-tax net income, excluding stock-based compensation, depreciation, amortization of acquired intangibles and restructuring charges, which we call EBITDAR, equaling or exceeding certain thresholds; and

●	12.5% of each director’s annual total equity awards were subject to the Company’s 2012 GAAP earnings per share equaling or exceeding certain thresholds.

The Company intends to grant performance-based awards, if any, to directors in May of each year, based on achievement of the applicable performance goals for the prior fiscal year. For example, subject to performance, the above equity awards are targeted to be granted in May 2013. Since the annual performance-based awards are granted based on performance against the goals for the prior year, they will be 25% vested upon issuance.  However, the remaining 75% of the annual performance-based awards will be subject to further service-based vesting such that (a) options will vest 1/48th of the total shares subject to such option monthly after the grant date for the following 3 years; and, (b) restricted stock units will vest in equal installments on each annual anniversary of the grant date for the following 3 years.

Share Ownership Guidelines

Each non-employee director is required to own shares of our common stock having value equal to at least three times the non-employee director’s regular cash Board retainer. Non-employee directors will have five years from the date of election or appointment to attain such ownership levels (or from May 27, 2011 (the date of adoption of the program) for the current non-employee directors). For purposes of these guidelines, a non-employee director’s share ownership includes all shares of the Company’s common stock owned by such non-employee director outright or held in trust for the non-employee director and his or her immediate family, but not a non-employee director’s unvested or unexercised equity (i.e. unvested restricted stock or stock unit awards or outstanding stock options). The value of shares shall be measured as the greater of the then current market price or the closing price of the Company’s common stock on the acquisition date.

Allocation of Awards Between Employees and Directors

Total options and restricted stock or stock unit awards grants to non-employee directors shall not exceed 8% of total annual option and restricted stock or stock unit awards annual grants to employees and consultants (including grants to executives). If the above grants to the non-employee directors set forth in the director compensation program would otherwise exceed such limit, then all non-employee director grants shall automatically be adjusted down by an equal percentage to comply with this limitation.

Our non-employee directors received the following compensation during the fiscal year ended December 31, 2012:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Total ($)
Thomas Caulfield, DES	54,000	16,480	46,770	117,250
R. Stephen Heinrichs	54,000	16,480	46,770	117,250
Albert Y.C. Yu, Ph.D	45,000	16,480	46,770	108.250
Lucio Lanza	72,000	38,460	109,140	219,600

(1)
The amounts reported in this column reflect the aggregate grant date fair value for financial statement reporting purposes for the stock options granted in 2012 as determined in accordance with the FASB ASC Topic 718. These amounts reflect our accounting expense for these awards and do not represent the actual value that may be realized by our non-employee directors. For information on the assumptions used in valuing these stock option grants, refer to the Note to the consolidated financial statements contained in the Company's Annual Report on Form 10-K for 2012 titled “Stockholder's Equity.” The numbers of outstanding stock options held by each non-employee director at the end of 2012 were: Dr. Caulfield (65,000); Mr. Heinrichs (205,445); Mr. Lanza (392,500); and Dr. Yu (29,379). The outstanding and unvested restricted stock units held by each non-employee director at the end of 2012 were: Dr. Caulfield (3,751); Mr. Heinrichs (3,751); Mr. Lanza (8,751); and Dr. Yu (3,751).

On November 17, 2005, we entered into acceleration agreements (each, an “Acceleration Agreement”) with each of Mr. Lanza, Dr. Yu and Mr. Heinrichs pursuant to which all of the stock options to purchase shares of the Company’s common stock that have been granted or will be granted to each of the aforementioned directors will become vested and exercisable in full in the event of a change in control of the Company. Each of the acceleration agreements will generally remain in effect until terminated by the Company or, if earlier, the date a director ceases to provide services to the Company.

AUDIT AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Audit and Corporate Governance Committee of our Board is composed of three independent directors and operates under a written charter adopted by the Board of Directors.  The members of the Audit and Corporate Governance Committee are Mr. Heinrichs (Chair), Dr. Caulfield, and Mr. Lanza.  Each of the members of the Audit and Corporate Governance Committee is independent as defined by the NASDAQ Listing Rules.  In addition and based on the background, education, qualification and attributes summarized in this Proxy Statement, our Board has determined that Mr. Heinrichs qualifies as an “audit committee financial expert” as defined by SEC rules.

Our Board has adopted a written charter for the Audit and Corporate Governance Committee which governs the Audit and Corporate Governance Committee’s functions and responsibilities.  This charter was amended and restated on July 23, 2003, again on January 26, 2005, in light of the Sarbanes-Oxley Act of 2002 and new SEC and FINRA rules, and again on February 3, 2009 in conjunction with the renaming of the committee and the adoption of a revised charter for the committee on April 23, 2009 to reflect its corporate governance-related duties.  The Audit and Corporate Governance Committee reviews and reassesses the adequacy of this charter at least once per year and makes recommendations to the Board regarding changes or amendments the Audit and Corporate Governance Committee deems appropriate.

The Audit and Corporate Governance Committee, subject to stockholder ratification, appoints the accounting firm to be engaged as the Company’s independent registered public accounting firm.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, and to issue a report thereon.  Management is responsible for our internal controls and the financial reporting process.  The Audit and Corporate Governance Committee is responsible for monitoring, overseeing and assessing the effectiveness of these processes.

The Audit and Corporate Governance Committee held 8 meetings during the fiscal year ended December 31, 2012.  The meetings were designed to facilitate and encourage communication between the Audit and Corporate Governance Committee, management and our independent registered public accounting firm PricewaterhouseCoopers LLP.  Management represented to the Audit and Corporate Governance Committee that our consolidated financial statements were prepared in accordance with GAAP.  The Audit and Corporate Governance Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2012 with management and the independent registered public accounting firm.

The Audit and Corporate Governance Committee discussed with the independent registered public accounting firm the adequacy of the Company’s internal control system, financial reporting procedures and the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, professional Standards, vol. 1, AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

 The Audit and Corporate Governance Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  Additionally, the Audit and Corporate Governance Committee has discussed with PricewaterhouseCoopers LLP the issue of its independence from PDF Solutions, Inc.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit and Corporate Governance Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.:

R. Stephen Heinrichs, Chair
Thomas Caulfield, DES
Lucio L. Lanza

The information contained in the Audit and Corporate Governance Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934 and, notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Audit and Corporate Governance Committee Report shall not be deemed to be incorporated by reference into any such filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

OTHER MATTERS

The Board knows of no other business that will be presented to the Annual Meeting.  If any other business is properly brought before the Annual Meeting, the enclosed proxy will be voted in respect thereof as the proxy holders deem advisable.

It is important that the enclosed proxies be returned promptly and that your shares are represented at the Annual Meeting.  Stockholders are urged to mark, date, execute and promptly return the enclosed proxy card in the enclosed envelope or access the proxy materials online, indicate your choices and submit them on the Internet.

By Order of the Board of Directors,

PETER COHN

Secretary

San Jose, California
April 10, 2013

APPENDIX A

FIRST AMENDED AND RESTATED
2011 STOCK INCENTIVE PLAN

Page
SECTION 1.	INTRODUCTION		1
SECTION 2.	DEFINITIONS		1
	(a)	“Affiliate”	1
	(b)	“Award”	1
	(c)	“Award Agreement”	1
	(d)	“Board”	1
	(e)	“Cashless Exercise”	1
	(f)	“Cause”	1
	(g)	“Change in Control”	1
	(h)	“Code”	2
	(i)	“Committee”	2
	(j)	“Common Stock”	2
	(k)	“Company”	2
	(l)	“Contractor”	2
	(m)	“Covered Employees”	2
	(n)	“Director”	2
	(o)	“Disability”	2
	(p)	“Employee”	2
	(q)	“Exchange Act”	2
	(r)	“Exercise Price”	2
	(s)	“Fair Market Value”	2
	(t)	“Fiscal Year”	2
	(u)	“Incentive Stock Option” or “ISO”	2
	(v)	“Key Service Provider”	2
	(w)	“Non-Employee Director”	2
	(x)	“Nonstatutory Stock Option” or “NSO”	2
	(y)	“Option”	2
	(z)	“Optionee”	2
	(aa)	“Parent”	2
	(bb)	“Participant”	2
	(cc)	“Performance Goals”	2
	(dd)	“Performance Period”	3
	(ee)	“Plan”	3
	(ff)	“Re-Price”	3
	(gg)	“SAR Agreement”	3
	(hh)	“SEC”	3

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	(ii)	“Section 16 Persons”	3
	(jj)	“Securities Act”	3
	(kk)	“Service”	3
	(ll)	“Share”	3
	(mm)	“Stock Appreciation Right” or “SAR”	3
	(nn)	“Stock Grant”	3
	(oo)	“Stock Grant Agreement”	3
	(pp)	“Stock Option Agreement”	3
	(qq)	“Stock Unit”	3
	(rr)	“Stock Unit Agreement”	3
	(ss)	“Subsidiary”	3
	(tt)	“10-Percent Stockholder”	3
SECTION 3.	ADMINISTRATION		3
	(a)	Committee Composition	3
	(b)	Authority of the Committee	4
	(c)	Indemnification	4
SECTION 4.	GENERAL		4
	(a)	General Eligibility	4
	(b)	Incentive Stock Options	4
	(c)	Restrictions on Shares	4
	(d)	Beneficiaries	5
	(e)	Performance Conditions	5
	(f)	No Rights as a Stockholder	5
	(g)	Termination of Service	5
SECTION 5.	SHARES SUBJECT TO PLAN AND SHARE LIMITS		5
	(a)	Basic Limitation	5
	(b)	Additional Shares	5
	(c)	Dividend Equivalents	6
	(d)	Share Limits	6
		(i) Limits on Options	6
		(ii) Limits on SARs	6
		(iii) Limits on Stock Grants and Stock Units	6
		(iv) Limits on Awards to Non-Employee Directors	6
SECTION 6.	TERMS AND CONDITIONS OF OPTIONS		6
	(a)	Stock Option Agreement	6
	(b)	Number of Shares	6
	(c)	Exercise Price	6

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	(d)	Exercisability and Term	6
	(e)	Payment for Option Shares	6
		(i) Surrender of Stock	6
		(ii) Cashless Exercise	7
		(iii) Other Forms of Payment	7
	(f)	Modifications or Assumption of Options	7
	(g)	Assignment or Transfer of Options	7
SECTION 7.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS		7
	(a)	SAR Agreement	7
	(b)	Number of Shares	7
	(c)	Exercise Price	7
	(d)	Exercisability and Term	7
	(e)	Exercise of SARs	8
	(f)	Modification or Assumption of SARs	8
	(g)	Assignment or Transfer of SARs	8
SECTION 8.	TERMS AND CONDITIONS FOR STOCK GRANTS.		8
	(a)	Time, Amount and Form of Awards	8
	(b)	Stock Grant Agreement	8
	(c)	Payment for Stock Grants	8
	(d)	Vesting Conditions	8
	(e)	Assignment or Transfer of Stock Grants	8
	(f)	Voting and Dividend Rights	8
	(g)	Modification or Assumption of Stock Grants	9
SECTION 9.	TERMS AND CONDITIONS OF STOCK UNITS		9
	(a)	Stock Unit Agreement	9
	(b)	Number of Shares	9
	(c)	Payment for Awards	9
	(d)	Vesting Conditions	9
	(e)	Form and Time of Settlement of Stock Units	9
	(f)	Voting and Dividend Rights	9
	(g)	Creditors’ Rights	9
	(h)	Modification or Assumption of Stock Units	9
	(i)	Assignment or Transfer of Stock Units	10
SECTION 10.	PROTECTION AGAINST DILUTION		10
	(a)	Adjustments	10
	(b)	Participant Rights	10
	(c)	Fractional Shares	10

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SECTION 11.	EFFECT OF A CHANGE IN CONTROL		10
	(a)	Change in Control	10
	(b)	Acceleration	10
	(c)	Dissolution	10
SECTION 12.	LIMITATIONS ON RIGHTS		10
	(a)	Participant Rights	10
	(b)	Stockholders’ Rights	11
	(c)	Regulatory Requirements	11
SECTION 13.	WITHHOLDING TAXES		11
	(a)	General	11
	(b)	Share Withholding	11
SECTION 14.	DURATION AND AMENDMENTS		11
	(a)	Term of the Plan	11
	(b)	Right to Amend or Terminate the Plan	11

PDF SOLUTIONS, INC.
FIRST AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

SECTION 1. INTRODUCTION

On November 16, 2011, the original 2011 Stock Incentive Plan became effective upon approval by the Company’s stockholders (the “Effective Date”). On April 4, 2013, the Board of Directors adopted this First Amended and Restated 2011 Stock Incentive Plan to increase the authorized share limit. The term of this plan is extended to be ten years from the date our stockholders are expected to approve it, May 28, 2013.  The only other change to this plan is to clarify under Section 5(a) that the additional shares that may be added to the shares reserved date back to the Effective Date of the 2011 Plan.

The purpose of this Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Service Providers the opportunity to share in such long-term success by acquiring a proprietary interest in the Company.

The Plan seeks to achieve this purpose by providing for discretionary long-term incentive Awards in the form of Options (which may be Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants and Stock Units.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).  Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.

SECTION 2. DEFINITIONS

(a)	“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
(b)	“Award” means an Option, SAR, Stock Grant or Stock Unit.
(c)
“Award Agreement” means any Stock Option Agreement, SAR Agreement, Stock Grant Agreement or Stock Unit Agreement or the online grant summary, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant or Optionee.

(d)	“Board” means the Board of Directors of the Company, as constituted from time to time.
(e)
“Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment of the aggregate Exercise Price and/or satisfaction of any applicable tax obligations may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares subject to an Option and to deliver all or part of the sale proceeds to the Company.

(f)
“Cause” means, except as may otherwise be provided in a Participant’s employment agreement or Award Agreement, (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company or material violation of a written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company.  The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Committee and shall be conclusive and binding on the Participant.  The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Service at any time as provided in Section 12(a), and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(g)	“Change in Control” means the consummation of any of the following transactions:
(i)	The sale of all or substantially all of the Company’s assets;
(ii)
The merger of the Company with or into another corporation in which securities possessing more than 50% of the total combined voting power of the Company are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

(iii)
The acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing more than 50% of the total combined voting power of the Company's then outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders accept.

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A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.
(h)	“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
(i)	“Committee” means a committee described in Section 3.
(j)	“Common Stock” means the Company’s common stock.
(k)	“Company” means PDF Solutions, Inc., a Delaware corporation.
(l)	“Contractor” means an individual who provides bona fide services directly to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee, Director or Non-Employee Director.
(m)	“Covered Employees” means those persons who are subject to the limitations of Code Section 162(m).
(n)	“Director” means a member of the Board who is also an Employee.
(o)
“Disability” means that the Participant is classified as disabled under the long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(p)	“Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)
“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable upon exercise of such SAR.

(s)
“Fair Market Value” means the market price of a Share as determined in good faith by the Committee.  Such determination shall be conclusive and binding on all persons.  The Fair Market Value shall be determined by the following:

(i)
If the Shares are admitted to trading on any established national stock exchange or market system, including without limitation the NASDAQ National Market System, on the date in question, then the Fair Market Value shall be equal to the closing sales price for such Shares as quoted on such national exchange or system on such date; or

(ii)
if the Shares are admitted to quotation on NASDAQ or are regularly quoted by a recognized securities dealer but selling prices are not reported on the date in question, then the Fair Market Value shall be equal to the mean between the bid and asked prices of the Shares reported for such date.

In each case, the applicable price shall be the price reported in The Wall Street Journal or such other source as the Committee deems reliable; provided, however, that if there is no such reported price for the Shares for the date in question, then the Fair Market Value shall be equal to the price reported on the last preceding date for which such price exists.  If neither (i) or (ii) are applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.
(t)	“Fiscal Year” means the Company’s fiscal year.
(u)	“Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.
(v)	“Key Service Provider” means an Employee, Director, Non-Employee Director or Contractor who has been selected by the Committee to receive an Award under the Plan.
(w)	“Non-Employee Director” means a member of the Board who is not an Employee.
(x)	“Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.
(y)	“Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.
(z)	“Optionee” means an individual, estate or other entity that holds an Option.
(aa)
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(bb)	“Participant” means an individual or estate or other entity that holds an Award.
(cc)
“Performance Goals” means one or more objective measurable performance goals established by the Committee with respect to a Performance Period based upon one or more factors, including, but not limited to: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets; (xii) earnings per share; (xiii) economic value added; (xiv) price/earnings ratio; (xv) debt or debt-to-equity; (xvi) accounts receivable; (xvii) writeoffs; (xviii) cash; (xix) assets; (xx) liquidity; (xxi) operations; (xxii) intellectual property (e.g., patents); (xxiii) product development; (xxiv) regulatory activity; (xxv) manufacturing, production or inventory; (xxvi) mergers and acquisitions or divestitures; and/or (xxvii) financings, each with respect to the Company and/or one or more of its Parent, Subsidiaries, Affiliates or operating units.  Awards issued to persons who are not Covered Employees may take into account other factors.

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(dd)
“Performance Period” means any period not exceeding 36 months as determined by the Committee, in its sole discretion.  The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(ee)	“Plan” means this Amended and Restated 2011 Stock Incentive Plan as it may be amended from time to time.
(ff)
“Re-Price” means that the Company has repriced outstanding Options and/or outstanding SARs by lowering or reducing the Exercise Price of such Awards or has implemented an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option or SAR in exchange for cash, an Option, a SAR or other Award.

(gg)	“SAR Agreement” means the agreement described in Section 7 evidencing a Stock Appreciation Right.
(hh)	“SEC” means the Securities and Exchange Commission.
(ii)	“Section 16 Persons” means those officers, directors or other persons who are subject to the requirement of Section 16 of the Exchange Act.
(jj)	“Securities Act” means the Securities Act of 1933, as amended.
(kk)
“Service” means service as an Employee, Director, Non-Employee Director or Contractor.  A Participant’s Service does not terminate if he or she is an Employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law.  However, for purposes of determining whether an Option is entitled to continuing ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.  Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work.  Further, unless otherwise determined by the Committee, a Participant’s Service will not terminate merely because of a change in the capacity in which the Participant provides service to the Company, a Parent, Subsidiary or Affiliate, or a transfer between entities (the Company or any Parent, Subsidiary, or Affiliate); provided that there is no interruption or other termination of Service.

(ll)	“Share” means one share of Common Stock.
(mm)	“Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan.
(nn)	“Stock Grant” means Shares awarded under the Plan.
(oo)	“Stock Grant Agreement” means the agreement described in Section 8 evidencing a Stock Grant.
(pp)	“Stock Option Agreement” means the agreement described in Section 6 evidencing an Option.
(qq)	“Stock Unit” means a bookkeeping entry representing the equivalent of one Share awarded under the Plan.
(rr)	“Stock Unit Agreement” means the agreement described in Section 9 evidencing a Stock Unit.
(ss)
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(tt)
“10-Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries.  In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

SECTION 3. ADMINISTRATION

(a)
Committee Composition.  The Board or a Committee appointed by the Board shall administer the Plan.  The Committee shall generally have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m).  However, the Board may also appoint one or more separate Committees, each composed of one or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Key Service Providers who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Key Service Providers and may determine all terms of such Awards.  Members of any such Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

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Notwithstanding the foregoing, the Board shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

The Board and any Committee appointed to administer the plan is referred to herein as the “Committee”.

(b)
Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have the full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan.  Such actions shall include:

(i)	selecting Key Service Providers who are to receive Awards under the Plan;
(ii)	determining the type, number, vesting requirements and other features and conditions of such Awards;
(iii)	amending any outstanding Awards;
(iv)	accelerating the vesting, or extending the post-termination exercise term, of Awards at any time and under such terms and conditions as it deems appropriate;
(v)	interpreting the Plan and any Award Agreement;
(vi)	correcting any defect, supplying any omission or reconciling any inconsistency in the Plan or any Award Agreement;
(vii)	adopting such rules or guidelines as it deems appropriate to implement the Plan;
(viii)	making all other decisions relating to the operation of the Plan; and
(ix)
adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by employees of the Company, its Parent, Subsidiaries and Affiliates who reside outside of the U.S., which plans and/or subplans shall be attached hereto as Appendices.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(c)
Indemnification.  To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4. GENERAL

(a)	General Eligibility. Only Employees, Directors, Non-Employee Directors and Contractors shall be eligible to participate in the Plan.

(b)
Incentive Stock Options.  Only Key Service Providers who are Employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, a Key Service Provider who is a 10-Percent Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied.

(c)
Restrictions on Shares.  Any Shares issued pursuant to an Award shall be subject to such vesting conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine, in its sole discretion.  Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.  In no event shall the Company be required to issue fractional Shares under this Plan.

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(d)
Beneficiaries.  Unless stated otherwise in an Award Agreement and then only to the extent permitted by applicable law, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death.  If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

(e)
Performance Conditions.  The Committee may, in its discretion, include performance conditions in an Award.  If performance conditions are included in Awards to Covered Employees and such Awards are intended to qualify as “performance-based compensation” under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals with respect to a Performance Period established by the Committee.  Such Awards shall be granted and administered pursuant to the requirements of Code Section 162(m).  Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied.  Awards with performance conditions that are granted to Key Service Providers who are not Covered Employees need not comply with the requirements of Code Section 162(m).

(f)
No Rights as a Stockholder.  A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Common Stock covered by an Award until such person has satisfied all of the terms and conditions to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Shares have been issued (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).

(g)
Termination of Service.  Unless the applicable Award Agreement or, with respect to a Participant who resides in the U.S., the applicable employment agreement provides otherwise, the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the maximum term of the Option and/or SAR as applicable): (i) upon a termination of Service for any reason, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration; (ii) if Service is terminated for Cause, then all unexercised Options and/or SARs, unsettled portions of Stock Units and unvested portions of Stock Grants shall terminate, and/or be forfeited immediately without consideration; (iii) if Service is terminated for any reason other than for Cause, death or Disability, then the vested portion of his or her then-outstanding Options and/or SARs may be exercised by such Participant or his or her personal representative within ninety (90) days (inclusive) after the date of such termination; or (iv) if Service is terminated due to death or Disability, the vested portion of his or her then-outstanding Options and/or SARs may be exercised within six (6) months (inclusive) after the date of such termination.

SECTION 5.     SHARES SUBJECT TO PLAN AND SHARE LIMITS

(a)
Basic Limitation.  The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares.  Subject to adjustment as set forth hereinafter and pursuant to Section 10, the aggregate number of Shares reserved for Awards under the Plan is 4,800,000 Shares, plus up to 3,500,000 Shares previously issued under the Company’s 2001 Stock Option Plan (the “2001 Plan”) that are forfeited or repurchased by the Company or Shares subject to awards previously issued under the 2001 Plan that expire or that terminate without having been exercised or settled in full on or after November 16, 2011. In case of Awards other than Options or SARs, the aggregate number of Shares reserved under the Plan shall be decreased at a rate of 1.33 per Share issued pursuant to such Awards.

(b)
Additional Shares.  If Awards are forfeited or are terminated for any reason before vesting or being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan (for purposes of clarity, if the Share reserve is reduced by 1.33 Shares per Share subject to Awards granted under the Plan other than Options or SARs, then the Share reserve shall be increased by 1.33 times the number of Shares subject to such Awards that are so forfeited or terminated).  Further, if Shares acquired pursuant to any such Award are forfeited to or repurchased by the Company, such Shares shall return to the Plan and again be available for issuance pursuant to the Plan, provided that, in the case of Awards other than Options or SARs, 1.33 times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.  SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon settlement of the SARs.  Shares subject to an Option or SAR that are retained by the Company to pay withholding taxes shall be deducted from the Plan Share reserve and shall not become available again for issuance under the Plan.  Shares subject to Awards other than an Option or SAR that are retained by the Company to pay withholding taxes shall not be deducted from the Plan Share reserve and shall become available again for issuance under the Plan. Shares subject to an Option that are deducted by the Company to pay the exercise price of the Option shall be deducted from the Plan Share reserve and shall not become available again for issuance under the Plan. If Awards are settled in cash, the Shares that would have been delivered had there been no cash settlement shall not be counted against the Shares available for issuance under the Plan.

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(c)	Dividend Equivalents. Any dividend equivalents settled in cash distributed under the Plan shall not reduce the number of Shares available for Awards.

(d)	Share Limits.

(i)
Limits on Options.  No Key Service Provider shall receive Options during any Fiscal Year covering in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10.  The aggregate maximum number of Shares that may be issued in connection with ISOs shall be 1,000,000 Shares, subject to adjustment pursuant to Section 10.

(ii)	Limits on SARs. No Key Service Provider shall receive SARs during any Fiscal Year covering in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10.

(iii)
Limits on Stock Grants and Stock Units.  No Key Service Provider shall receive Stock Grants or Stock Units during any Fiscal Year covering, in the aggregate, in excess of 1,000,000 Shares, subject to adjustment pursuant to Section 10.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS

(a)
Stock Option Agreement.  Each Option granted under the Plan shall be evidenced and governed exclusively by a Stock Option Agreement between the Optionee and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Optionee. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  The Stock Option Agreement shall specify whether the Option is an ISO or an NSO.

(b)	Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option, which number is subject to adjustment in accordance with Section 10.

(c)
Exercise Price.  Each Stock Option Agreement shall specify the Option’s Exercise Price which shall be established by the Committee and is subject to adjustment in accordance with Section 10.  The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for an ISO granted to a 10-Percent Stockholder) on the date of grant.

(d)
Exercisability and Term.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable and may include performance conditions or Performance Goals pursuant to Section 4(e).  The Stock Option Agreement shall also specify the maximum term of the Option; provided that the maximum term of an Option shall in no event exceed ten (10) years from the date of grant.  A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or other events.  Notwithstanding any other provision of the Plan or the Stock Option Agreement, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement.

(e)	Payment for Option Shares. The Exercise Price of an Option shall be paid in cash at the time of exercise, except as follows and if so provided for in the applicable Stock Option Agreement:

(i)
Surrender of Stock.  Payment of all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee; provided that the Committee may, in its sole discretion, require that Shares tendered for payment be previously held by the Optionee for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings).

6

(ii)	Cashless Exercise. Payment of all or a part of the Exercise Price may be made through Cashless Exercise.

(iii)	Other Forms of Payment. Payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

In the case of an ISO granted under the Plan, except to the extent permitted by applicable law, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement.  In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 6(e).

(f)
Modifications or Assumption of Options.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price.  Notwithstanding the preceding sentence or anything to the contrary, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or obligations under such Option and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding Options.

(g)
Assignment or Transfer of Options.  Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee.  No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a)
SAR Agreement.  Each SAR granted under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.  SARs may be granted in consideration of a reduction in the Participant’s compensation.

(b)	Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains, which number is subject to adjustment in accordance with Section 10.

(c)
Exercise Price.  Each SAR Agreement shall specify the Exercise Price, which is subject to adjustment in accordance with Section 10.  A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.  The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of grant.

(d)
Exercisability and Term.  Each SAR Agreement, to which such agreement refers, shall specify the date when all or any installment of the SAR is to become exercisable and may include performance conditions or Performance Goals pursuant to Section 4(e).  The SAR Agreement shall also specify the maximum term of the SAR which shall not exceed ten (10) years from the date of grant.  A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability or other events.  SARs may be awarded in combination with Options or Stock Grants, and such an Award shall provide that the SARs will not be exercisable unless the related Options or Stock Grants are forfeited.  A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time, but not later than six months before the expiration of such NSO.  Notwithstanding any other provision of the Plan or the SAR Agreement, no SAR can be exercised after the expiration date provided in the applicable SAR Agreement.

7

(e)
Exercise of SARs.  If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any vested portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such vested portion.  Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine at the time of grant of the SAR, in its sole discretion.  The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f)
Modification or Assumption of SARs.  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding stock appreciation rights (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price.  Notwithstanding the preceding sentence or anything to the contrary, no modification of a SAR shall, without the consent of the Participant, impair his or her rights or obligations under such SAR and, unless there is approval by the Company stockholders, the Committee may not Re-Price outstanding SARs.

(g)
Assignment or Transfer of SARs.  Except as otherwise provided in the applicable SAR Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only or by the guardian or legal representative of the Participant.  No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

SECTION 8. TERMS AND CONDITIONS FOR STOCK GRANTS

(a)
Time, Amount and Form of Awards.  Awards under this Section 8 may be granted in the form of a Stock Grant.  A Stock Grant may be awarded in combination with NSOs, and such an Award may provide that the Stock Grant will be forfeited in the event that the related NSOs are exercised.

(b)
Stock Grant Agreement.  Each Stock Grant awarded under the Plan shall be evidenced and governed exclusively by a Stock Grant Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant.  Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement.  The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

(c)	Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.

(d)
Vesting Conditions.  Each Stock Grant may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Grant Agreement which may include performance conditions or Performance Goals pursuant to Section 4(e).  A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)
Assignment or Transfer of Stock Grants.  Except as otherwise provided in the applicable Stock Grant Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), no unvested Stock Grant shall be transferable other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable Stock Grant Agreement, no unvested Stock Grant or interest therein may be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  Any act in violation of this Section 8(e) shall be void.

(f)
Voting and Dividend Rights.  The holder of a Stock Grant awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.  A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant.  Such additional Shares and any Shares received as a dividend pursuant to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid.  Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

8

(g)
Modification or Assumption of Stock Grants.  Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding stock grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares.  Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Grant shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Grant.

SECTION 9. TERMS AND CONDITIONS OF STOCK UNITS

(a)
Stock Unit Agreement.  Each Stock Unit granted under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company, which will generally be delivered online by the Company or its designated third-party broker and accepted online by the Participant.  Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.  Stock Units may be granted in consideration of a reduction in the Participant’s other compensation.

(b)	Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit pertains, which number is subject to adjustment in accordance with Section 10.

(c)	Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(d)
Vesting Conditions.  Each Stock Unit may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement which may include performance conditions or Performance Goals pursuant to Section 4(e).  A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability, or other events.

(e)
Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee at the time of the grant of the Stock Units, in its sole discretion.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days.  Vested Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when the vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.

(f)
Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both.  Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(g)
Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h)
Modification or Assumption of Stock Units.  Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding stock units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares.  Notwithstanding the preceding sentence or anything to the contrary, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

9

(i)
Assignment or Transfer of Stock Units.  Except as provided in the applicable Stock Unit Agreement and then only to the extent such transfer is otherwise permitted by applicable law and is not a transfer for value (unless such transfer for value is approved in advance by the Company’s stockholders), Stock Units shall not be transferable other than by will or by the laws of descent and distribution.  Except as otherwise provided in the applicable Stock Unit Agreement, no Stock Unit or interest therein may be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  Any act in violation of this Section 9(i) shall be void.

SECTION 10. PROTECTION AGAINST DILUTION

(a)
Adjustments.  In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i)	the number of Shares and the kind of shares or securities available for future Awards under Section 5;

(ii)	the limits on Awards specified in Section 5;

(iii)	the number of Shares and the kind of shares or securities covered by each outstanding Award; or

(iv)	the Exercise Price under each outstanding SAR or Option.

(b)
Participant Rights.  Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.  If by reason of an adjustment pursuant to this Section 10 a Participant’s Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)
Fractional Shares.  Any adjustment of Shares pursuant to this Section 10 shall be rounded down to the nearest whole number of Shares.  Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 11. EFFECT OF A CHANGE IN CONTROL

(a)
Change in Control.  In the event that the Company is a party to a Change in Control, outstanding Awards shall be subject to the applicable agreement of merger or reorganization.  Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

(b)
Acceleration.  Notwithstanding the foregoing, the Committee may determine, at the time of grant of an Award or thereafter, that such Award shall become vested and exercisable, in full or in part, in the event that the Company is a party to a Change in Control and a Participant is terminated in connection with or within a set time following such Change in Control.

(c)	Dissolution. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

SECTION 12. LIMITATIONS ON RIGHTS

(a)
Participant Rights.  A Participant’s rights, if any, in respect of or in connection with any Award is derived solely from the discretionary decision of the Company to permit the individual to participate in the Plan and to benefit from a discretionary Award.  By accepting an Award under the Plan, a Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards.  Any Award granted hereunder is not intended to be compensation of a continuing or recurring nature, or part of a Participant’s normal or expected compensation, and in no way represents any portion of a Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

10

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate.  The Company and its Parent, Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and any applicable written employment agreement (if any), and such terminated person shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan or any outstanding Award that is forfeited and/or is terminated by its terms or to any future Award.

(b)
Stockholders’ Rights.  Except as provided in Section 9(f), a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares (as evidenced by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company).  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Sections 9(f) and 10.

(c)
Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 13. TAXES

(a)
General.  A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations or other required deductions that arise in connection with his or her Award.  The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)
Share Withholding.  The Committee may permit a Participant to satisfy all or part of his or her tax obligations by Cashless Exercise, by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired; provided that Shares withheld or previously owned Shares that are tendered shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes and foreign taxes, if applicable, unless the previously owned Shares have been held for the minimum duration necessary to avoid financial accounting charges under applicable accounting guidance or as otherwise permitted by the Company in its sole and absolute discretion.  Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC.

SECTION 14. DURATION AND AMENDMENTS

(a)
Term of the Plan.  The Plan shall become effective upon its approval by the Company’s stockholders.  The Plan shall terminate on May 27, 2023 and may be terminated on any earlier date pursuant to this Section 14.

(b)
Right to Amend or Terminate the Plan.  The Board may amend or terminate the Plan at any time and for any reason.  Any such termination of the Plan, or any amendment thereof, shall not impair any Award previously granted under the Plan.  No Awards shall be granted under the Plan after the Plan’s termination.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent such approval is required by applicable laws, regulations or rules.

11

PDF SOLUTIONS®

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 10:30 a.m. Pacific Time, May 28, 2013.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/PDFS**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominee and FOR Proposals 2, 3 and 4.

1. Election of Director:

	For	Withhold
01 - John K. Kibarian	☐	☐

5. And, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 J N T

1 U P X 1 6 0 1 8 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01MKMC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PDF Solutions, Inc.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PDF SOLUTIONS, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 28, 2013**

The undersigned stockholder of PDF Solutions, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 18, 2013, and hereby appoints John K. Kibarian and Gregory C. Walker, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of PDF Solutions, Inc. to be held on Tuesday, May 28, 2013 at 10:30 a.m. PDT, at PDF Solutions, Inc., 333 West San Carlos Street, Suite 1000, San Jose, CA 95110, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to be held on Tuesday, May 28, 2013 at 10:30 a.m.
You can view the proxy statement and our Annual Report to Stockholders for the year ended December 31, 2012 at http://ir.pdf.com/sec.cfm.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE NOMINEE AND FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY.